Filed pursuant to Rule 424(b)(5)
Registration No. 333-160914

This preliminary prospectus supplement and the accompanying prospectus relate to an effective registration statement under the Securities Act of 1933, but this preliminary prospectus supplement is not complete and may be changed. This preliminary prospectus supplement and the accompanying prospectus are not an offer to sell these securities and are not soliciting an offer to buy these securities in any jurisdiction where the offer or sale is not permitted.

(SUBJECT TO COMPLETION)

PROSPECTUS SUPPLEMENT

(To Prospectus dated August 13, 2009)

Issued September 29, 2009

$100,000,000

Common Stock

We are offering up to $100 million in shares of our common stock, par value $0.10 per share.

Our common stock is listed on the New York Stock Exchange under the symbol “SKS.” The last reported sale price of our common stock on the New York Stock Exchange on September 28, 2009 was $7.04 per share.

Investing in our common stock involves risks. See “Risk Factors” beginning on page S-4 of this prospectus supplement. You should also consider the risk factors described in the documents incorporated by reference into this prospectus supplement and the accompanying prospectus.

Price $              Per Share

	Price to Public	Underwriting Discounts and Commissions	Proceeds to Saks
Per Share	$	$	$
Total	$	$	$

We have granted the underwriters a 30-day option to purchase up to an additional $15 million in shares of common stock from us on the same terms and conditions as set forth above. If the underwriters exercise the option in full, the total underwriting discounts and commissions will be $              and the total net proceeds, before expenses, to us will be $            .

Neither the Securities and Exchange Commission nor any state securities commission has approved or disapproved of the securities or passed upon the accuracy or adequacy of this prospectus supplement or the accompanying prospectus. Any representation to the contrary is a criminal offense.

The underwriters expect to deliver the shares of our common stock to purchasers on October      , 2009.

Morgan Stanley	Goldman, Sachs & Co.	Wells Fargo Securities

September     , 2009.

Prospectus Supplement

In making your investment decision, you should rely only on the information contained in or incorporated by reference in this prospectus supplement and the accompanying prospectus or contained in any free writing prospectus issued by us. We have not, and the underwriters have not, authorized anyone to provide you with information that is different. If anyone provides you with different or inconsistent information you should not rely on it. This document may only be used where it is legal to sell our securities. You should not assume that the information contained in or incorporated by reference in this prospectus supplement, the accompanying prospectus or any free writing prospectus is accurate as of any time subsequent to the date of such information. Our business, financial condition, results of operations and prospects may have changed since that date.

ABOUT THIS PROSPECTUS SUPPLEMENT

This prospectus supplement is a supplement to the accompanying prospectus, dated August 13, 2009, that is also a part of this document. This prospectus supplement and the accompanying prospectus are part of a registration statement that we filed with the Securities and Exchange Commission, which we refer to as the SEC, utilizing the SEC’s “shelf” registration process. In this prospectus supplement, we provide you with specific information about the terms of this offering of our common stock. Both this prospectus supplement and the accompanying prospectus include important information about us, our common stock and other information you should know before investing in our common stock. This prospectus supplement also adds to, updates and changes some of the information contained in the accompanying prospectus. Generally, when we refer to this document, we are referring to both parts of this document combined. To the extent that any statement that we make in this prospectus supplement is inconsistent with the statements made in the accompanying prospectus, the statements made in the accompanying prospectus are deemed modified or superseded by the statements made in this prospectus supplement.

Before you invest in our common stock, you should read the registration statement of which this document forms a part and this document, including the documents incorporated by reference herein that are described under the heading “Incorporation of Certain Information by Reference.”

The distribution of this prospectus supplement and the accompanying prospectus and the offering of the common stock in certain jurisdictions may be restricted by law. We are not making an offer of the common stock in any jurisdiction where the offer is not permitted. Persons who come into possession of this prospectus supplement and the accompanying prospectus should inform themselves about and observe any such restrictions. This prospectus supplement and the accompanying prospectus do not constitute, and may not be used in connection with, an offer or solicitation by anyone in any jurisdiction in which such offer or solicitation is not authorized or in which the person making such offer or solicitation is not qualified to do so or to any person to whom it is unlawful to make such offer or solicitation.

You should not consider any information in this prospectus supplement or the accompanying prospectus to be investment, legal or tax advice. You should consult your own counsel, accountant and other advisors for legal, tax, business, financial and related advice regarding the purchase of the common stock. We are not making any representation to you regarding the legality of an investment in the common stock by you under applicable investment or similar laws.

This prospectus supplement, the accompanying prospectus and the incorporated documents include trademarks, service marks and trade names owned by us or other companies. All such trademarks, service marks and trade names are the property of their respective owners.

In this document, “Saks,” “we,” “us” and “our” refer to Saks Incorporated and “our company” refers to the combined entities of Saks Incorporated and its subsidiaries, unless expressly stated or otherwise required. The term “you” refers to a prospective investor. In this document, references to “U.S. dollars,” “U.S. $” or “$” are to the currency of the United States of America. We refer to each fiscal year by reference to the calendar year to which such fiscal year primarily relates. For example, the fiscal year ended January 31, 2009 is referred to as “fiscal 2008.”

S-ii

WHERE YOU CAN FIND MORE INFORMATION

We have filed with the SEC a registration statement on Form S-3 under the Securities Act of 1933, as amended, which we refer to as the Securities Act, with respect to the securities offered by this document. This document does not contain all of the information set forth in the registration statement and its exhibits and schedules, portions of which have been omitted as permitted by the rules and regulations of the SEC. For further information about us, as well as our common stock, we refer you to the registration statement and to its exhibits and schedules. With respect to statements in this document about the contents of any contract, agreement or other document, in each instance, we refer you to the copy of such contract, agreement or document filed as an exhibit to the registration statement, and each such statement is qualified in all respects by reference to the document to which it refers. You should read those contracts, agreements or documents for information that may be important to you.

The public may read and copy any reports or other information that we file with the SEC. Such filings are available to the public over the Internet at the SEC’s website at www.sec.gov. The SEC’s website is included in this prospectus as an inactive textual reference only. You may also read and copy any document that we file with the SEC at its public reference room at 100 F Street, N.E., Washington, D.C. 20549. You may obtain information on the operation of the public reference room by calling the SEC at 1-800-SEC-0330.

Saks is subject to the informational requirements of the Securities Exchange Act of 1934, as amended, which we refer to as the Exchange Act, and is required to file reports, proxy statements and other information with the SEC. You can inspect and copy these reports, proxy statements and other information at the public reference facilities maintained by the SEC at the address noted above. You can obtain copies of this material from the Public Reference Room of the SEC as described above, or inspect them without charge at the SEC’s website. We also make available, free of charge, through the investor relations portion of our website our Annual Report on Form 10-K, Quarterly Reports on Form 10-Q, Current Reports on Form 8-K, Proxy Statement on Schedule 14A (and any amendments to those forms) as soon as reasonably practicable after they are filed with or furnished to the SEC. Our website address is www.saksincorporated.com. Please note that our website address is provided in this prospectus as an inactive textual reference only. The information found on or accessible through our website is not part of this prospectus supplement, or any prospectus, and is therefore not incorporated by reference unless such information is otherwise specifically referenced elsewhere in this document.

INCORPORATION OF CERTAIN INFORMATION BY REFERENCE

The SEC allows us to incorporate by reference information into this document. By incorporating by reference, we can disclose important information to you by referring you to another document we have filed separately with the SEC. The information incorporated by reference is considered to be a part of this document, and information that we file later with the SEC will automatically update and supersede this information. This document incorporates by reference the documents listed below that we have previously filed with the SEC. These documents contain important information about us. The following documents listed below that we have previously filed with the SEC (Commission File No. 001-13113) are incorporated by reference:

•

Our Annual Report on Form 10-K for the year ended January 31, 2009 and our Current Report on Form 8-K filed on July 30, 2009 (reflecting certain accounting adjustments with respect to certain financial and other information in the Form 10-K for the year ended January 31, 2009 to give effect to Saks’ adoption in February 2009 of the Financial Accounting Standards Board Staff Position Accounting Principles Board No. 14-1, “Accounting for Convertible Debt Instruments That May Be Settled in Cash upon Conversion (Including Partial Cash Settlement)”);

•	Our Quarterly Reports on Form 10-Q for the quarters ended May 2, 2009 and August 1, 2009;

S-iii

•

Our Current Reports on Form 8-K filed on February 5, 2009, February 25, 2009, March 2, 2009, March 5, 2009, April 9, 2009, May 7, 2009, May 19, 2009, May 20, 2009, May 21, 2009, May 27, 2009, June 4, 2009, June 23, 2009, July 9, 2009, July 30, 2009, August 6, 2009, August 18, 2009 and September 3, 2009;

•

The description of our common stock, par value $0.10 per share, contained in our Registration Statement on Form 8-A filed with the SEC on June 18, 1997, including any subsequent amendment or any report filed for the purpose of updating such description;

•

The description of our Series C Preferred Stock purchase rights contained in our registration statement on Form 8-A registering the rights under Section 12 of the Exchange Act, filed with the SEC on November 26, 2008, including any subsequent amendment or any report filed for the purpose of updating such description; and

•

All documents that we file with the SEC under Section 13(a), 13(c), 14 or 15(d) of the Exchange Act after the date of this document and prior to termination of this offering will be incorporated by reference and be a part of this document from their respective filing dates.

Any statement contained in a document incorporated by reference in this document shall be deemed to be modified or superseded for purposes of this document to the extent that a statement contained herein or in any other subsequently filed document that also is incorporated by reference in this document modifies or supersedes such statement. Any statement so modified or superseded shall not be deemed, except as so modified or superseded, to constitute a part of this document.

Notwithstanding the foregoing, we are not incorporating by reference information furnished under Items 2.02 and 7.01 of any Current Report on Form 8-K, including the related exhibits, nor in any document or information deemed to have been furnished and not filed in accordance with SEC rules.

You may request a copy of any or all of the documents referred to above that may have been or may be incorporated by reference into this document (excluding certain exhibits to the documents) at no cost, by writing or telephoning:

Saks Incorporated

12 East 49th Street

New York, NY 10017

Telephone: (212) 940-5305

Facsimile: (212) 940-5253

Attention: Julia A. Bentley,

Senior Vice President of Investor Relations and Communications

MARKET, RANKING AND OTHER DATA

In this document and in the documents incorporated by reference herein, we refer to information regarding market data obtained from internal sources, market research, publicly available information and industry publications. Estimates are inherently uncertain, involve risks and uncertainties and are subject to change based on various factors, including those discussed under the caption “Risk Factors” in this document.

S-iv

CAUTIONARY STATEMENT REGARDING FORWARD-LOOKING STATEMENTS

This document and the documents incorporated by reference herein and therein contain “forward-looking statements” within the meaning of Section 27A of the Securities Act and Section 21E of the Exchange Act. Such forward-looking statements involve known and unknown risks (including, without limitation, those described below under “Risk Factors”), uncertainties and other factors that may cause our actual results, performance or achievements to be materially different from any future results, performance or achievements expressed or implied by such forward-looking statements. The words “believe,” “anticipate,” “estimate,” “project,” “intend,” “expect,” “may,” “will,” “plan,” “should,” “would,” “possible,” “attempts,” “seeks” and similar expressions are intended to identify these forward-looking statements. These forward-looking statements were based on various factors and were derived utilizing numerous assumptions and other important factors that could cause actual results to differ materially from those in the forward-looking statements. Assumptions and other important factors that could cause our actual results to differ materially from those in the forward-looking statements include, but are not limited to:

•	the level of consumer spending for luxury apparel and other merchandise carried by us and our ability to respond quickly to consumer trends;

•	macroeconomic conditions and their effect on consumer spending;

•	our ability to secure adequate financing;

•	adequate and stable sources of merchandise;

•	the competitive pricing environment within the retail sector;

•	the effectiveness of planned advertising, marketing, and promotional campaigns;

•	favorable customer response to relationship marketing efforts of proprietary credit card loyalty programs;

•	appropriate inventory management;

•	effective expense control;

•	successful operation of our proprietary credit card strategic alliance with HSBC Bank Nevada, N.A.;

•	geo-political risks;

•	the performance of the financial markets;

•	changes in interest rates;

•	fluctuations in foreign currency; and

•	other factors referenced in this document, as well as the information incorporated herein by reference.

Other factors and assumptions not identified above also were involved in the derivation of the forward-looking statements, and the failure of such other assumptions to be realized as well as other factors may also cause actual results to differ materially from those projected. The foregoing factors should not be construed as exhaustive and should be read together with the other cautionary statements included in this document and the periodic reports we file with the SEC, including the information in Item 1A, “Risk Factors” of Part I of our Annual Report on Form 10-K for the fiscal year ended January 31, 2009.

All written or oral forward-looking statements attributable to us are expressly qualified in their entirety by the foregoing cautionary statement. You are cautioned not to rely on the forward-looking statements, which speak only as of the date made. Although we believe that the expectations reflected in any of our forward-looking statements are reasonable, actual results could differ materially from those projected or assumed. Our future financial condition and results of operations, as well as any forward-looking statements, are subject to change and to inherent known and unknown risks and uncertainties. We assume no obligation to update or to publicly announce the results of any revisions to any of the forward-looking statements to reflect actual results, future events or developments, changes in assumptions or changes in other factors affecting the forward-looking statements.

S-v

SUMMARY

The following information supplements, and should be read together with, the information contained or incorporated by reference herein. This summary highlights selected information about us and this offering. This summary may not contain all of the information that may be important to you. You should read carefully all of the information contained in or incorporated by reference into this document, including the information set forth under the caption “Risk Factors” in this document and in the documents incorporated by reference, as well as our consolidated financial statements and the related notes thereto incorporated by reference herein, before making a decision to invest in our common stock.

Saks Incorporated

We currently operate 53 Saks Fifth Avenue stores, 54 Saks Fifth Avenue OFF 5th stores, which we refer to as OFF 5th, and Saks Direct (e-commerce and catalog operations), collectively referred to as the Saks Fifth Avenue businesses. Previously, we also operated traditional department store businesses, known as Saks Department Store Group, which consisted of Bergner’s, Boston Store, Carson Pirie Scott, Herberger’s, McRae’s, Parisian, Proffitt’s and Younkers. Our traditional department store businesses were sold to Belk and Bon-Ton in 2005 and 2006 so that we could focus exclusively on the operations of the underperforming, higher-growth potential Saks Fifth Avenue businesses. We discontinued the operations of our Club Libby Lu business in January 2009.

We offer a wide assortment of distinctive luxury fashion apparel, shoes, accessories, jewelry, cosmetics and gifts. Saks Fifth Avenue stores are principally free-standing stores in exclusive shopping destinations or anchor stores in upscale regional malls. Customers may also purchase Saks Fifth Avenue products by catalog or online at www.saks.com. OFF 5th is intended to be the premier luxury off-price retailer in the United States. OFF 5th stores are primarily located in upscale mixed-use and off-price centers and offer luxury apparel, shoes and accessories, targeting the value-conscious customer.

Merchandising, sales promotion and store operating support functions for the Saks Fifth Avenue businesses reside in New York, New York. The back office sales support functions for our company, such as accounting, credit card administration, store planning and information technology, principally are located in our operations center in Jackson, Mississippi or in the Saks Fifth Avenue corporate offices in New York City.

Among other things, our company is widely known for our:

•	exceptional, world-renowned Saks Fifth Avenue brand;

•	strong vendor relationships with leading American and European fashion houses;

•	loyal customer base of 800,000 active proprietary credit accounts;

•	3.9 million square feet of valuable, unencumbered real estate, including our 646,000 square foot flagship Manhattan store; and

•	talented, experienced and innovative management team.

Corporate Information

Our common stock is listed on the New York Stock Exchange under the symbol “SKS.”

We are incorporated under the laws of the State of Tennessee and are headquartered in New York, New York. Our principal executive offices are located at 12 East 49th Street, New York, NY 10017. Our telephone number is (212) 940-5305 and our website address is www.saksincorporated com. Information contained on our website does not constitute part of this document.

THE OFFERING

The following summary contains basic information about this offering. The summary is not intended to be complete. You should read the full text and more specific details contained elsewhere in this document. For a more detailed description of our common stock, see the description of common stock contained in our Registration Statement on Form 8-A (Commission File No. 001-13113) filed with the SEC on June 18, 1997, including any subsequent amendment or any report filed for the purpose of updating such description, which is incorporated herein by reference.

Issuer	Saks Incorporated

Common stock offered	shares of common stock, par value $0.10 per share

Option to purchase additional shares of common stock	We have granted the underwriters an option exercisable for a period of 30 days from the date of this prospectus supplement to purchase up to an additional $15 million in shares of common stock at the public offering price, less the underwriting discount.

Common stock outstanding immediately following this offering	shares[1]

NYSE symbol	“SKS”

Use of proceeds	We estimate that the net proceeds from the sale of the shares of common stock in this offering will be approximately $ million (or approximately $ million if the underwriters’ option is exercised in full), after deducting estimated underwriting discounts and our expenses related to this offering.

We intend to use the net proceeds from this offering to reduce borrowings under our revolving credit facility and for general corporate purposes. See “Use of Proceeds” and “Underwriting.”

[1]	The number of shares of common stock shown as being outstanding after this offering is based on the number of shares outstanding as of September 28, 2009 and the issuance by us of shares of common stock in this offering. Such number excludes (1) shares of common stock issuable pursuant to the exercise of the underwriters’ option, (2) 2,342,083 shares of common stock issuable upon the exercise of stock options outstanding as of September 28, 2009 under our stock compensation plans with a weighted average exercise price of $10.72 as of September 28, 2009, (3) 6,338,273 shares of common stock issuable upon vesting of performance shares and restricted stock awards as of September 28, 2009, (4) 5,997,710 shares of common stock available for future stock award grants and (5) shares of common stock that may be issued upon conversion of the 7.50% Convertible Notes maturing fiscal year 2013 (which have an initial conversion price of approximately $5.54 per share) and 2.00% Convertible Notes maturing fiscal year 2024 (which have an initial conversion price of approximately $11.97 per share).

Conflicts of Interest	If we use all or a portion of the net proceeds to repay outstanding borrowings under our revolving credit facility, Wells Fargo Securities, LLC would receive 32.5 percent of the amounts so repaid as a lender under such facility. In that event, Wells Fargo Securities, LLC may be deemed to have a “conflict of interest” with us under NASD Rule 2720 of the Financial Industry Regulatory Authority, Inc. See “Use of Proceeds” and “Underwriting—Conflicts of Interest.”

Certain U.S. federal income tax considerations for non-U.S. holders	For a discussion of certain U.S. federal income tax consequences of the acquisition, holding and disposition of shares of our common stock by non-U.S. holders, see “Certain U.S. Federal Income Tax Considerations for Non-U.S. Holders.”

Risk factors	See “Risk Factors” and the other information included or incorporated by reference in this document for a discussion of certain factors you should carefully consider before deciding to invest in shares of our common stock.

RISK FACTORS

You should carefully consider the risks described below in addition to the remainder of this document and the factors discussed in our public filings with the SEC, including the information provided under the caption “Risk Factors” in our Annual Report on Form 10-K for the fiscal year ended January 31, 2009, filed with the SEC on March 23, 2009 and subsequent periodic filings with the SEC, before making an investment decision. The risks and uncertainties described below and incorporated by reference into this document are not the only ones related to our business, our common stock or the offering. Additional risks and uncertainties not presently known to us or that we currently deem immaterial may also materially and adversely affect our business operations, results of operations, financial condition or prospects. The trading price of the shares of our common stock could decline due to the materialization of any of these risks, and you may lose all or part of your investment.

Risks Related to Our Common Stock

The common stock is an equity security and is subordinate to our existing and future indebtedness.

The shares of common stock are equity interests. This means the shares of common stock will rank junior to our indebtedness and to other non-equity claims on us and our assets available to satisfy claims on us, including claims in a bankruptcy or similar proceeding. Our existing and future indebtedness may restrict payment of dividends on the common stock. At August 1, 2009, our outstanding long-term debt and capital lease obligations (including current portions thereof) was approximately $662.9 million (which includes $60.1 million representing the equity component of our convertible debt issues). See footnote (a) to the capitalization table under “Capitalization.”

Additionally, unlike indebtedness, where principal and interest customarily are payable on specified due dates, in the case of common stock, (1) dividends are payable only when and if declared by our board of directors and (2) as a corporation, we are restricted to making dividend payments and redemption payments only out of legally available assets. Further, the common stock places no restrictions on our business or operations or on our ability to incur indebtedness or engage in any transactions, subject only to the voting rights available to stockholders generally.

Fluctuations in the price of our common stock may make our common stock more difficult to resell.

The market price and trading volume of our common stock have been and may continue to be subject to significant fluctuations due not only to general stock market conditions but also to a change in sentiment in the market regarding the industry in which we operate, our operations, business prospects or liquidity or this offering. During the period from January 30, 2006 to September 28, 2009, the sale price of our common stock has fluctuated from a high of $23.25 per share to a low of $1.50 per share. In addition to the risk factors discussed in our periodic reports and elsewhere in this document, the price and volume volatility of our common stock may be affected by:

•	changes in financial estimates by securities analysts, or our inability to meet or exceed securities analysts’ or investors’ estimates or expectations;

•	actual or anticipated sales of common stock by existing shareholders, whether in the market or in subsequent public offerings;

•	capital commitments;

•	additions or departures of key personnel;

•	developments in our business or in our industry generally;

•	a prolonged downturn in our industry;

•	general market conditions, such as interest or foreign exchange rates, commodity and equity prices, availability of credit, asset valuations and volatility;

•	changes in global financial and economic markets;

•	armed conflict, war or terrorism;

•	changes in market valuations of other companies in our industry;

•	the operating and securities price performance of companies that investors consider to be comparable to us; and

•	announcements of strategic developments, acquisitions and other material events by us or our competitors.

Stock markets in general have experienced extreme volatility that has at times been unrelated to the operating performance of particular companies. These broad market fluctuations may adversely affect the trading price of our common stock, make it difficult to predict the market price of our common stock in the future and cause the value of your investment to decline.

There may be future sales or other dilution of our equity, which may adversely affect the market price of our common stock.

Except as described under “Underwriting,” we are not restricted from issuing additional common stock, including securities that are convertible into or exchangeable for, or that represent the right to receive, common stock. We are offering up to $100 million in shares of common stock (or $115 million if the underwriters’ option is exercised in full). The issuance of additional shares of our common stock in this offering or other issuances of our common stock or convertible or other equity linked securities, including options and warrants, or otherwise, will dilute the ownership interest of our common stockholders. As of September 28, 2009, we had 138,336,213 outstanding shares of common stock and (1) 2,342,083 shares of common stock issuable upon the exercise of stock options outstanding as of September 28, 2009 under our stock compensation plans with a weighted average exercise price of $10.72 as of September 28, 2009, (2) 6,338,273 shares of common stock issuable upon vesting of performance shares and restricted stock awards as of September 28, 2009 and (3) 5,997,710 shares of common stock available for future stock award grants. In addition, shares of common stock may be issuable upon conversion of the 7.50% Convertible Notes maturing fiscal year 2013 (which have an initial conversion price of approximately $5.54 per share) and 2.00% Convertible Notes maturing fiscal year 2024 (which have an initial conversion price of approximately $11.97 per share).

Sales of a substantial number of shares of our common stock or other equity-related securities in the public market could depress the market price of our common stock and impair our ability to raise capital through the sale of additional equity securities. We cannot predict the effect that future sales of our common stock or other equity-related securities would have on the market price of our common stock.

Although we have paid cash dividends in the past, we may not pay cash dividends in the future.

The company has never paid a regular cash dividend to the holders of our common stock. We paid special cash dividends with respect to our common stock during fiscal 2004 and 2006. Since 2006, we have not paid cash dividends. Future cash dividends, if any, will depend upon our results of operations, financial condition, cash requirements and other factors, including certain restrictions under our revolving credit agreement. Also, there can be no assurance that we will pay dividends even if the necessary financial conditions are met and if sufficient cash is available for distribution.

Provisions in our charter documents may impede or discourage a takeover, which could impair the market price of our common stock.

Our charter documents and our rights agreement contain various provisions which may create impediments to the ability of a third party to acquire control of us, even if a change in control would be beneficial to our existing stockholders. In addition, under our charter documents our board of directors has the power, without stockholder approval, to designate the terms of one or more series of preferred stock and issue shares of preferred stock. Thus, certain provisions of our charter documents and our rights agreement could impede a merger, takeover or other business combination involving us or discourage a potential acquirer from making a tender offer for our common stock, which, under certain circumstances, could reduce the market price of our common stock.

Our issuance of preferred stock could adversely affect holders of common stock.

Our board of directors is authorized to issue series of preferred stock without any action on the part of our holders of common stock. Our board of directors also has the power, without shareholder approval, to set the terms of any such series of preferred stock that may be issued, including voting powers, preferences over our common stock with respect to dividends or if we voluntarily or involuntarily dissolve or distribute our assets and other terms. If we issue preferred stock in the future that has preference over our common stock with respect to the payment of dividends or upon our liquidation, dissolution or winding up, or if we issue preferred stock with voting rights that dilute the voting power of our common stock, the rights of holders of our common stock or the price of our common stock could be adversely affected.

Management will have broad discretion as to the use of the proceeds from this offering, and we may not use the proceeds effectively.

We currently intend to use the net proceeds from this offering to reduce borrowings under our credit facility and for general corporate purposes.

We may also use a portion of the net proceeds to acquire or invest in businesses that are complementary to our own, although we have no current plans, commitments or agreements with respect to any acquisitions as of the date of this prospectus supplement. Our management has broad discretion over how these proceeds are used and could spend the proceeds in ways with which you may not agree. Pending the use of the proceeds in this offering, we will temporarily invest the proceeds in investment grade, interest-bearing securities. However, there is no guarantee the proceeds will be invested in a manner that yields a favorable or any return.

Certain non-U.S. holders of our common stock may recognize taxable gain upon the sale, exchange or other disposition of such common stock.

We may be or we may become a United States real property holding corporation for U.S. federal income tax purposes. If we are or become a United States real property holding corporation for U.S. federal income tax purposes, certain non-U.S. holders (as defined in “Certain U.S. Federal Income Tax Considerations for Non-U.S. Holders”) of our common stock will be subject to U.S. federal income tax on gain recognized upon the sale, exchange or other disposition of such common stock. See “Certain U.S. Federal Income Tax Considerations for Non-U.S. Holders.”

Risks Related to Our Business

A decline in the demand for luxury goods due to deteriorating macroeconomic conditions has had and could continue to have an adverse impact on our results of operations.

As a result of the sale of our traditional department store businesses, we are focused on the luxury retail sector. Saks Fifth Avenue stores, OFF 5th stores and www.saks.com offer a wide assortment of luxury fashion apparel, shoes, accessories, jewelry, cosmetics and gift items. All of the goods that we sell are discretionary items. Changes in consumer confidence and fluctuations in financial markets can influence cyclical trends, particularly in the luxury sector. Consequently, starting last fall, the downturn in the economy has resulted and may continue to result in fewer customers shopping in our stores or online. In response, and in order to reduce inventory levels, we have been and may continue to be forced to take additional markdowns and to increase promotional events, which has had and may continue to have an adverse impact on our results of operations. As a result of a decrease in consumer spending, we have been forced to reduce costs. Despite these measures and efforts to further reduce costs and more closely align inventory levels with sales in fiscal year 2009, there is no assurance that we will be successful in restoring profitability. In addition, in the event that we are unsuccessful in restoring profitability, we may not be able to realize our net deferred tax assets, which would require us to record a valuation allowance that could have a material impact on our results of operations in the period in which it is recorded.

Poor economic conditions have affected and may continue to affect consumer spending which has harmed and may continue to significantly harm our business.

The retail industry is continuously subject to domestic and international economic trends. The success of our business depends to a significant extent upon the level of consumer spending. A number of factors affect the level of consumer spending on merchandise that we offer, including, among other things:

•	general economic, industry and weather conditions;

•	the performance of the financial equity and credit markets;

•	current and expected unemployment levels;

•	crude oil prices that affect gasoline and heating oil prices;

•	the level of consumer debt;

•	interest rates;

•	tax rates and policies;

•	war, terrorism and other hostilities; and

•	consumer confidence in future economic conditions.

Reduced consumer confidence and spending has resulted in reduced demand for discretionary items and has forced us to take significant markdowns. If the decrease in consumer demand for our merchandise continues, we may be forced to take additional markdowns in future periods.

Additionally, several of our stores are in tourist markets, including the flagship Saks Fifth Avenue New York store, which represents approximately 20% of our total revenues. A continuation of the downturn in economic conditions or other events such as terrorist activity could further impact travel and thus negatively affect the results of operations for stores located within these tourist markets. Increases in transportation and fuel costs, the financial condition of the airline industry and its impact on air travel and sustained recessionary periods in the United States and internationally could also unfavorably impact results of the stores located within these tourist markets.

Our business and results of operations are also subject to uncertainties arising out of world events. These uncertainties may include a global economic slowdown, changes in consumer spending or travel, an increase in gasoline and commodity prices, epidemics and the economic consequences of natural disasters, military action or terrorist activity (including threats of terrorist activity). Any future events arising as a result of terrorist activity, natural disasters or other world events may have a material impact on our business, our ability to source products, results of operations and financial condition in the future.

Our flagship Saks Fifth Avenue New York store is especially susceptible to volatility in the financial markets and employment and compensation trends in the financial sector.

We are restricted in our ability to incur additional debt which may affect our ability to adequately finance our operations.

Our revolving credit facility generally prohibits additional debt, subject to exceptions for certain unsecured debt and certain other items. The revolving credit facility also prohibits us from granting liens on our property, with limited exceptions. Subject to certain exceptions, our outstanding notes restrict us from incurring secured debt or entering into sale/leaseback transactions. These restrictions under the revolving credit facility and our outstanding notes may affect our ability to obtain additional debt financing or financing on favorable terms if our cash flow from operations and funds available under our revolving credit facility are insufficient to satisfy our capital requirements.

Our level of leverage and debt service obligations could adversely affect our financial condition.

At August 1, 2009, our outstanding long-term debt and capital lease obligations (including current portions thereof) was approximately $662.9 million (which includes $60.1 million representing the equity component of our convertible debt issues). See footnote (a) to the capitalization table under “Capitalization.” We may not be able to generate cash sufficient to pay the principal of, interest on, and other amounts due in respect of, our indebtedness when due. We may also incur additional debt that may or may not be secured.

Our level of debt and debt service obligations could have important effects on us and our investors. These effects may include:

•	making it more difficult for us to satisfy our obligations with respect to our obligations to other persons with respect to our other debt;

•

limiting our ability to obtain additional financing or renew existing financing at maturity on satisfactory terms to fund our working capital requirements, capital expenditures, acquisitions, investments, debt service requirements and other general corporate requirements;

•

increasing our vulnerability to general economic downturns, competition and industry conditions, which could place us at a competitive disadvantage compared with our competitors that are less leveraged;

•	increasing our exposure to rising interest rates to the extent any of our borrowings are at variable interest rates;

•

reducing the availability of our cash flow to fund our working capital requirements, capital expenditures, acquisitions, investments and other general corporate requirements because we will be required to use a substantial portion of our cash flow to service debt obligations; and

•	limiting our flexibility in planning for, or reacting to, changes in our business and the industry in which we operate.

Our ability to satisfy our debt obligations will depend upon our future operating performance and the availability of refinancing debt. If we are unable to service our debt and fund our business, we may be forced to reduce or delay capital expenditures, seek additional debt financing or equity capital, restructure or refinance our debt or sell assets. We cannot assure you that we would be able to obtain additional financing, refinance existing debt or sell assets on satisfactory terms or at all.

We are unable to predict the impact of disruptions in the credit markets and the resulting costs or constraints in obtaining financing on our business and financial results.

Our principal sources of cash come from our operating activities and borrowings under our revolving credit facility. The recent disruptions in the credit markets have had a significant adverse impact on a number of financial institutions and have affected the cost of capital available to us. We will continue to closely monitor our liquidity and the credit markets. We cannot predict with any certainty the impact of any further disruption in the credit environment or any resulting impact on our liquidity, future financing costs or financial results.

We are dependent on our relationships with certain designers, vendors and other sources of merchandise.

Our relationships with established and emerging designers are a key factor in our position as a retailer of luxury merchandise, and a substantial portion of our revenues are attributable to our sales of designer merchandise. Many of our key vendors limit the number of retail channels they use to sell their merchandise, and competition among luxury retailers to obtain and sell these goods is intense. Our relationships with our designers have been a significant contributor to our past success. We have no guaranteed supply arrangements with our principal merchandising sources. Accordingly, there can be no assurance that such sources will continue to meet Saks’ quality, style and volume requirements. Moreover, nearly all of the top designer brands sold by Saks are also sold by competing retailers, and many of these top designer brands also have their own dedicated retail stores. If one or more of these top designers were to cease providing us with adequate supplies of merchandise or, conversely, were to increase sales of merchandise through its own stores or to the stores of other competitors, our business could be adversely affected. In addition, any decline in the popularity or quality of any of these designer brands could adversely affect our business.

Our business and results of operations may be adversely affected by weather conditions and natural disasters.

Our business is adversely affected by unseasonable weather conditions. Periods of unseasonably warm weather in the fall or winter or unseasonably cold or wet weather in the spring or summer affect consumer apparel purchases and could have a material adverse effect on our results of operations and financial condition. Additionally, natural disasters such as hurricanes, tornadoes, earthquakes and floods may adversely affect our results of operations and financial condition.

Our business is intensely competitive and increased or new competition could have a material adverse effect on us.

The retail industry is intensely competitive. As a retailer offering a broad selection of luxury fashion apparel, shoes, accessories, jewelry, cosmetics and gift items, we currently compete with a diverse group of retailers, including e-commerce retailers, which sell, among other products, products similar to those offered by us. We also compete in particular markets with a substantial number of retailers that specialize in one or more types of products that we sell. Following the sale of our traditional department store businesses, we have become less diversified and are now reliant on our luxury retail business. A number of different competitive factors could have a material adverse effect on our business, results of operations and financial condition including:

•	increased operational efficiencies of competitors;

•	competitive pricing strategies, including deep discount pricing by a broad range of retailers during periods of poor consumer confidence or economic instability;

•	expansion of product offerings by existing competitors;

•	entry by new competitors into markets in which we currently operate; and

•	adoption by existing competitors of innovative retail sales methods.

We may not be able to continue to compete successfully with our existing or new competitors, or be assured that prolonged periods of deep discount pricing by our competitors will not have a material adverse effect on our business.

We face risks associated with consumer preferences, demand and fashion trends.

Changes in consumer preferences, demand and interest could have a material adverse effect on our business. In addition, fashion trends could materially impact sales. Success in the retail business depends, in part, on our ability to anticipate consumer preferences and demand. Early order commitments often are made far in advance of consumer acceptance. If we fail to anticipate accurately and respond to consumer preferences and demand, we could experience lower sales, excess inventories and lower profit margins, any of which could have a material adverse effect on our results of operations and financial condition.

We face a number of risks in opening new stores.

As part of our growth strategy, we could potentially increase the total number of stores, which may include opening new stores in both new and existing markets. We may not be able to operate any new stores profitably. The success of any future store openings will depend upon numerous factors, many of which are beyond our control, including the following:

•	the ability of management to adequately analyze and identify suitable markets and individual store sites within those markets;

•	the ability to attract appropriate vendors;

•	the competition for suitable store sites;

•	the ability to negotiate favorable lease terms with landlords;

•	the availability of employees to staff new stores and our ability to hire, train, motivate and retain store personnel; and

•	the ability to attract customers and generate sales sufficient to operate new stores profitably.

In future years, we may enter into additional markets. These markets may have different competitive conditions, consumer trends and discretionary spending patterns than our existing markets, which may cause new stores in these markets to be less successful than stores in existing markets.

The loss of, or disruption in, our centralized distribution centers would have a material adverse effect on our business and operations.

We depend on the orderly operation of the receiving and distribution process, which depends, in turn, on adherence to shipping schedules and effective management of distribution centers. Although we believe that our receiving and distribution process is efficient, and we have appropriate contingency plans, unforeseen disruptions in operations due to fire, hurricanes or other catastrophic events, labor disagreements or shipping problems, may result in delays in the delivery of merchandise to our stores.

Additionally, freight cost is impacted by changes in fuel prices. Fuel prices affect freight cost both on inbound freight from vendors to the distribution centers and outbound freight from the distribution centers to our stores.

Although we maintain business interruption and property insurance, we cannot assure that our insurance coverage will be sufficient, or that insurance proceeds will be timely paid to Saks, if any of the distribution centers are shut down for any reason.

Loss of our trademarks and service marks or damage to our brand could have a material adverse effect on our results of operations.

We own many trademarks and service marks including, but not limited to, “Saks Fifth Avenue,” “SFA,” “S5A,” “The Fifth Avenue Club,” “SAKSFIRST,” “Clothes (Real),” “Saks Fifth Avenue Men’s Collection,” and “OFF 5th.” Management believes our trademarks and service marks are important and that the loss of certain of our trademarks or trade names, particularly the store nameplates, could have a material adverse effect on us. Many of our trademarks and service marks are registered in the United States Patent and Trademark Office. In addition, we have a well-recognized brand that we believe represents unsurpassed customer service and quality merchandise. Any significant damage to our brand or reputation may negatively impact same-store sales, lower employee morale and productivity, and diminish customer trust, resulting in a reduction in shareholder value.

Fluctuations in foreign currency could have an adverse impact on our business.

We purchase a substantial portion of our inventory from foreign suppliers who price their merchandise in currencies other than the U.S. dollar. Although fluctuations in the Euro-U.S. dollar exchange rate have the largest impact on our business, we procure goods from many countries and, consequently, are affected by fluctuations in the U.S. dollar relative to the currencies of the countries from which we purchase goods. Accordingly, changes in the value of the dollar relative to foreign currencies may increase our cost of goods sold. If we are unable to pass such cost increases on to our customers or the higher cost of the products results in decreased consumption, gross margins, and ultimately earnings, would decrease.

A privacy breach could adversely affect our business.

The protection of customer, employee and company data is critical to us. In particular, we utilize customer data captured through the use of proprietary credit cards to develop advertising and promotional events. The regulatory environment surrounding information security and privacy is increasingly demanding, with the frequent imposition of new and constantly changing requirements across business units. In addition, customers have a high expectation that we will adequately protect their personal information. A significant breach of customer, employee, or company data could damage our reputation and result in lost sales, fines or litigation.

Ownership and leasing of significant amounts of real estate exposes us to possible liabilities and losses.

A significant percentage of our Saks Fifth Avenue stores are owned. The remainder of our Saks Fifth Avenue stores as well as all of our OFF 5th stores are leased. We are subject to all of the risks associated with owning and leasing real estate. In particular, the value of the assets could decrease, and their costs to operate could increase, because of changes in the investment climate for real estate, demographic trends and supply or demand for the use of the store, which may result from competition from similar stores in the area, as well as liability for environmental conditions.

Store leases generally require us to pay a fixed minimum rent and a variable amount based on a percentage of annual sales at that location. We generally cannot terminate these leases. If a store is not profitable, and we decide to close it, we may be committed to perform certain obligations under the applicable lease including, among other things, paying rent for the balance of the applicable lease term. In addition, as each of the leases expires, we may be unable to negotiate renewals, either on commercially acceptable terms or at all, which could cause us to close stores in desirable locations.

If an existing owned store is not profitable, and we decide to close it, we may be required to record an impairment charge and/or exit costs associated with the disposal of the store. In addition, we may not be able to close an unprofitable owned or leased store due to an existing operating covenant which may cause us to operate the location at a loss and prevent us from finding a more desirable location.

SELECTED CONSOLIDATED FINANCIAL AND OPERATING DATA

The following table sets forth selected consolidated financial and operating data as of and for the five fiscal years ended January 31, 2009, February 2, 2008, February 3, 2007, January 28, 2006 and January 29, 2005, and selected unaudited consolidated financial and operating data as of and for the six months ended August 1, 2009 and August 2, 2008. The selected consolidated financial data as of and for the fiscal years presented below were derived from, and should be read together with, our audited consolidated financial statements and the related notes contained under Item 9.01 of our Current Report on Form 8-K filed on July 30, 2009, which is incorporated by reference in this document. The historical results presented below are not necessarily indicative of the results to be expected for any future period. The selected consolidated financial data as of and for the six months ended August 1, 2009 and August 2, 2008 were derived from, and should be read together with, our unaudited condensed consolidated financial statements and the related notes contained in our Quarterly Report on Form 10-Q for the quarter ended August 1, 2009, which is incorporated by reference in this document. The financial information as of and for the six months ended August 1, 2009 and August 2, 2008 include all adjustments, consisting of normal recurring adjustments, that in the opinion of management are necessary for a fair presentation. The results for any interim period are not necessarily indicative of the results that may be expected for a full year or any future reporting period. You should read the following tables together with “Management’s Discussion and Analysis of Financial Condition and Results of Operations” in our Current Report on Form 8-K filed on July 30, 2009, and our Quarterly Report on Form 10-Q for the quarter ended August 1, 2009, and our historical financial statements and the related notes, which are incorporated by reference in this document.

	Year Ended					Six Months Ended
(IN THOUSANDS, EXCEPT PER SHARE AMOUNTS)	January 31, 2009	February 2, 2008	February 3, 2007*	January 28, 2006	January 29, 2005	August 1, 2009	August 2, 2008
CONSOLIDATED INCOME STATEMENT DATA:
Net sales	$3,029,743	$3,224,076	$2,888,427	$2,732,428	$2,737,324	$1,182,962	$1,507,009
Cost of sales (excluding depreciation and amortization)	2,062,494	1,972,251	1,780,127	1,731,142	1,666,126	776,378	956,759

Gross margin	967,249	1,251,825	1,108,300	1,001,286	1,071,198	406,584	550,250

Selling, general and administrative expenses	770,815	827,624	799,292	813,321	785,568	310,375	387,882
Other operating expenses	320,683	317,046	312,486	317,760	311,967	161,437	160,081
Impairments and dispositions	11,139	4,279	11,775	(8,349)	20,768	269	1,239

Operating income (loss)	(135,388)	102,876	(15,253)	(121,446)	(47,105)	(65,497)	1,048

Interest expense	(45,739)	(48,303)	(55,693)	(82,539)	(109,213)	(22,780)	(23,173)
Gain (loss) on extinguishment of debt	—	(5,634)	7	(29,375)	—	783	—
Other income, net	5,600	24,912	28,407	7,705	4,061	950	1,687

Income (loss) from continuing operations before income taxes	(175,527)	73,851	(42,532)	(225,655)	(152,257)	(86,544)	(20,438)
Provision (benefit) for income taxes	(48,902)	26,755	(34,947)	(92,062)	(71,590)	(27,174)	(8,503)

Income (loss) from continuing operations	(126,625)	47,096	(7,585)	(133,593)	(80,667)	(59,370)	(11,935)

Discontinued operations:
Income (loss) from discontinued operations before income taxes	(52,727)	(4,860)	188,227	314,943	232,055	(398)	(5,211)
Provision (benefit) for income taxes	(20,548)	(1,646)	130,536	163,241	93,036	(139)	(1,815)

Income (loss) from discontinued operations	(32,179)	(3,214)	57,691	151,702	139,019	(259)	(3,396)

Net income (loss)	$(158,804)	$43,882	$50,106	$18,109	$58,352	$(59,629)	$(15,331)

Basic earnings per common share:
Income (loss) from continuing operations	$(0.92)	$0.33	$(0.06)	$(0.97)	$(0.58)	$(0.43)	$(0.09)
Income (loss) from discontinued operations	$(0.23)	$(0.02)	$0.43	$1.10	$1.00	$—	$(0.02)
Net Income (loss)	$(1.15)	$0.31	$0 .37	$0.13	$0.42	$(0.43)	$(0.11)

	Year Ended					Six Months Ended
(IN THOUSANDS, EXCEPT PER SHARE AMOUNTS)	January 31, 2009	February 2, 2008	February 3, 2007*	January 28, 2006	January 29, 2005	August 1, 2009	August 2, 2008
Diluted earnings per common share:
Income (loss) from continuing operations	$(0.92)	$0.31	$(0.06)	$(0.97)	$(0.58)	$(0.43)	$(0.09)
Income (loss) from discontinued operations	$(0.23)	$(0.02)	$0.43	$1.10	$1.00	$—	$(0.02)
Net Income (loss)	$(1.15)	$0.29	$0 .37	$0.13	$0.42	$(0.43)	$(0.11)

Weighted average common shares:
Basic	138,384	140,402	135,880	138,348	139,470	138,315	139,212
Diluted	138,384	153,530	135,880	138,348	139,470	138,315	139,212

CONSOLIDATED BALANCE SHEET DATA:

Working capital	$503,952	$345,097	$388,061	$799,601	$1,115,460	$483,042	$535,977
Total assets	2,147,677	2,350,744	2,521,211	3,825,247	4,682,113	2,082,051	2,241,479
Long-term debt, less current portion	593,103	204,238	394,498	661,202	1,279,026	598,079	435,188
Shareholders’ equity	990,586	1,204,434	1,128,559	2,035,439	2,102,713	958,878	1,163,844
Cash dividends (per share)	—	—	8.00	—	2.00	—	—

*	The year ended February 3, 2007 includes an extra week, creating a 53-week fiscal year that occurs every six years in the accounting cycle.

COMMON STOCK PRICE RANGE AND DIVIDENDS

Our common stock is listed on the New York Stock Exchange under the symbol “SKS.” The following table sets forth, for the periods indicated, the high and low sales prices per share of our common stock as reported on the NYSE.

	Price range of Common Stock
	High	Low
Fiscal Year ended February 2, 2008
First Quarter	$22.00	$18.02
Second Quarter	23.25	17.94
Third Quarter	22.63	14.38
Fourth Quarter	23.05	14.70

Fiscal Year ended January 29, 2009
First Quarter	$18.36	$11.04
Second Quarter	14.58	9.15
Third Quarter	12.25	4.81
Fourth Quarter	6.16	2.25

Fiscal Year to end January 30, 2010
First Quarter	$5.40	$1.50
Second Quarter	5.54	3.25
Third Quarter (through September 28, 2009)	7.45	5.11

The last reported sale price of our common stock on the New York Stock Exchange on September 28, 2009 was $7.04 per share. As of September 28, 2009, there were 144,674,486 shares of our common stock outstanding, including 6,338,273 shares of common stock issuable upon vesting of performance shares and restricted stock awards.

We did not declare any dividends to common shareholders in either fiscal 2008 or fiscal 2007. The agreements governing our indebtedness restrict our ability to pay dividends. See note 6 of the notes to our audited consolidated financial statements contained under Item 9.01 of our Current Report on Form 8-K filed on July 30, 2009, which is incorporated by reference in this document. Future dividends, if any, will be determined by our board of directors in light of circumstances then existing, including our earnings, our financial requirements and general business conditions. We do not anticipate declaring dividends in the foreseeable future. Our board of directors has no obligation to declare dividends under Tennessee law or our charter.

USE OF PROCEEDS

We estimate that the net proceeds from the sale of our common stock in this offering will be approximately $             million (or $             million if the underwriters’ option is exercised in full), after deducting estimated underwriting discounts and our expenses related to this offering. We intend to use the net proceeds from this offering to reduce borrowings under our revolving credit facility and for general corporate purposes. If we use all or a portion of the net proceeds to repay outstanding borrowings under our revolving credit facility, Wells Fargo Securities, LLC would receive 32.5 percent of the amounts so repaid as a lender under such facility.

At August 1, 2009, the weighted average interest rate of the outstanding borrowings under our revolving credit facility was 1.537%. The revolving credit facility matures in September 2011.

CAPITALIZATION

The following table sets forth our cash and cash equivalents and our capitalization as of August 1, 2009 on:

•	an actual basis; and

•

an as adjusted basis to give effect to the sale of the shares of common stock offered hereby (assuming an offering price of $7.04 per share, the last reported sale price of our common stock on the NYSE on September 28, 2009, and assuming no exercise of the underwriters’ option for this offering) and the application of the net proceeds therefrom as described under “Use of Proceeds.”

You should read the following table in conjunction with (1) the section entitled “Management’s Discussion and Analysis of Financial Condition and Results of Operations” as of January 31, 2009 and our January 31, 2009 financial statements and notes thereto, which are contained under Item 9.01 of our Current Report on Form 8-K filed on July 30, 2009, and (2) the section entitled “Management’s Discussion and Analysis of Financial Condition and Results of Operations” and our financial statements and notes thereto, which are contained in our Quarterly Report on Form 10-Q for the six months ended August 1, 2009, all of which are incorporated by reference in this document.

	As of August 1, 2009
(IN THOUSANDS, EXCEPT PER SHARE DATA)	Actual	As Adjusted
Cash and cash equivalents	12,466	22,716
Current portion of long-term debt:
Current portion of capital lease obligations	4,729	4,729
Other	—	—

Total current portion of long-term debt	4,729	4,729

Long-term debt:
Capital lease obligations	53,911	53,911
Credit facility	85,000	0
Senior notes payable	169,249	169,249
Convertible Notes(a)	289,900	289,900
Other	19	19

Total long-term debt, including current portion	602,808	517,808

Shareholders’ equity:
Preferred stock—$1.00 par value; Authorized—10,000 shares; Issued and outstanding—none	0	0
Common stock—$0.10 par value; Authorized—500,000 shares; Issued and outstanding—144,516 shares and 158,721 shares	14,452	15,872
Additional paid-in capital	1,175,914	1,269,744
Accumulated other comprehensive loss	(56,436)	(56,436)
Retained earnings (accumulated deficit)	(175,052)	(175,052)

Total shareholders’ equity	958,878	1,054,128

Total capitalization	1,561,686	1,571,936

(a)	The carrying value of long-term debt reflects our adoption of Financial Accounting Standards Board Staff Position Accounting Principles Board No. 14-1, “Accounting for Convertible Debt Instruments That May Be Settled in Cash upon Conversion (Including Partial Cash Settlement)”, which is intended to bifurcate the debt and equity components of the convertible debt issues on the financial statements.

CERTAIN U.S. FEDERAL INCOME TAX CONSIDERATIONS FOR NON-U.S. HOLDERS

The following is a summary of certain U.S. federal income tax consequences to non-U.S. holders (as defined below) associated with the purchase, ownership, and disposition of the shares of common stock we are offering. This summary is based on the Internal Revenue Code of 1986, as amended, which we refer to as the Code, applicable current and proposed U.S. Treasury regulations, which we refer to as the Regulations, and administrative and judicial interpretations thereof, all as of the date of this prospectus supplement, and all of which are subject to change, possibly on a retroactive basis. Any such change could affect the accuracy of the statements and conclusions set forth in this discussion.

This summary does not discuss all of the aspects of U.S. federal income tax that may be relevant to you in light of your particular investment or other circumstances. This summary does not apply to holders that are subject to special rules, such as banks, regulated investment companies, real estate investment trusts, insurance companies, dealers in securities or currencies, traders in securities that elect to use a mark-to-market method of accounting, tax-exempt organizations or entities, holders liable for alternative minimum tax, or holders that hold shares of our common stock as part of a hedging, straddle or conversion transaction. In addition, this summary does not address any aspect of foreign, state, local, estate, gift or other tax law that may be applicable.

For purposes of the following summary, a “U.S. holder” is a beneficial owner of shares of our common stock that is, for U.S. federal income tax purposes, (1) a citizen or individual resident of the United States; (2) a corporation (or other entity treated as a corporation for U.S. federal income tax purposes) created or organized under the laws of the United States, any state thereof, or the District of Columbia; (3) an estate, the income of which is subject to U.S. federal income tax regardless of the source; or (4) a trust, if a court within the United States is able to exercise primary supervision over the trust’s administration and one or more U.S. persons have the authority to control all its substantial decisions or if a valid election to be treated as a U.S. person is in effect with respect to such trust. A “non-U.S. holder” is a beneficial owner of shares of our common stock (other than a partnership) that is not a U.S. holder. Special rules may apply to certain non-U.S. holders, such as U.S. expatriates, “controlled foreign corporation”, “passive foreign investment companies” and investors in pass-through entities that are subject to special treatment under the Code.

The tax consequences to a partner in a partnership (or other entity or arrangement treated as a partnership for U.S. federal income tax purposes) that holds shares of our common stock generally will depend on the status of the partner and upon the activities of the partnership. Accordingly, partnerships (or other entities or arrangements treated as partnerships for U.S. federal income tax purposes) that are prospective holders of the shares of our common stock, and partners in such partnerships, should consult their own tax advisors regarding specific U.S. federal income tax consequences of the partnership’s acquisition, ownership and disposition of the shares of our common stock.

NON-U.S. HOLDERS ARE ENCOURAGED TO CONSULT THEIR OWN TAX ADVISORS CONCERNING THE TAX CONSEQUENCES TO THEM (INCLUDING THE APPLICATION AND EFFECT OF ANY STATE, LOCAL OR FOREIGN INCOME AND OTHER TAX LAWS) OF PURCHASING, OWNING AND DISPOSING OF SHARES OF OUR COMMON STOCK.

Dividends

Dividends paid to a non-U.S. holder of our common stock generally will be subject to withholding of U.S. federal tax at a rate of 30%, or such lower rate as may be specified by an applicable income tax treaty. However, dividends that are effectively connected with the conduct of a trade or business in the United States by a non-U.S. holder and, if certain tax treaties apply, are attributable to such holder’s U.S. permanent establishment, are not subject to the withholding tax, provided certain certification and disclosure requirements are satisfied. Instead, such dividends are subject to tax on a net basis at the same graduated U.S. federal income tax rates applicable to U.S. persons, unless an applicable tax treaty provides otherwise. In addition, any such effectively connected dividends received by a foreign corporation may be subject to an additional “branch profits tax” at a rate of 30%, or such lower rate as may be specified by an applicable income tax treaty.

A non-U.S. holder of shares of our common stock that wishes to claim the benefit of an applicable treaty rate and avoid backup withholding, as discussed below, for dividends will be required to complete IRS Form W-8BEN (or other applicable form) and certify under penalties of perjury that such holder is not a “United States person” as defined under the Code and is eligible for treaty benefits. Special certification and other requirements apply to certain non-U.S. holders that are entities rather than individuals. Non-U.S. holders should consult their own advisors regarding the certification requirements applicable to them.

A non-U.S. holder of shares of our common stock that is eligible for a reduced rate of U.S. withholding tax in respect of dividends received may obtain a refund of any excess amounts withheld by filing an appropriate claim for refund with the IRS.

Sale, Exchange or Other Taxable Dispositions of Common Stock

Any gain recognized on the disposition of shares of our common stock by a non-U.S. holder generally will not be subject to U.S. federal income tax unless:

•

the gain is effectively connected with the conduct of a trade or business in the United States of the non-U.S. holder (and, if certain tax treaties apply, is attributable to a U.S. permanent establishment of the non-U.S. holder), in which case, the gain generally will be subject to U.S. income tax on a net basis in the manner applicable to U.S. persons and, if the non-U.S. holder is a foreign corporation, the “branch profits tax” described above may also apply;

•

the non-U.S. holder is an individual who is present in the United States for 183 days or more in the taxable year of the disposition, and certain other conditions are met, in which case, the gain generally will be subject to a flat 30% tax, which may be offset by U.S. source capital losses; or

•

we are, or have been at any time during the shorter of the five-year period ending on the date of sale or other disposition or the period that such non-U.S. holder held the common stock, a “United States real property holding corporation,” which we refer to as a USRPHC, for U.S. federal income tax purposes.

Generally, a corporation is a USRPHC if the fair market value of its “U.S. real property interests” equals or exceeds 50% of the sum of the fair market value of its worldwide real property interests plus its other assets used or held for use in a trade or business. The tax generally will not apply to a non-U.S. holder whose holdings, direct and indirect, actual or constructive, at all times during the applicable period, constituted 5% or less of our common stock, provided that our common stock is “regularly traded on an established securities market” during the calendar year of disposition. We may be, or we may become, a USRPHC for U.S. federal income tax purposes. Depending on certain facts and circumstances, the determination of whether we are such a USRPHC is based upon determinations of the fair market value (or in certain circumstances, book value) of our U.S. real estate and other assets, which will vary from to time to time. We have not reached a final determination as to whether we are a USRPHC. Furthermore, even if we are not currently a USRPHC, we are unable to predict whether we will become such a USRPHC.

Information Reporting and Backup Withholding

We must report annually to the IRS and to each non-U.S. holder the amount of dividends paid to such holder and the tax withheld with respect to such dividends, regardless of whether withholding was required, and regardless of whether withholding was reduced or eliminated by an applicable treaty. Copies of the information returns reporting such dividends and withholding may also be made available to the tax authorities in the country in which the non-U.S. holder resides under the provisions of an applicable income tax treaty.

A non-U.S. holder will be subject to backup withholding (currently at a rate of 28%) on dividends paid to such holder unless such holder certifies under penalties of perjury that it is a non-U.S. person (and the payor does not have actual knowledge or reason to know that such holder is a “United States person” as defined under the Code), or such holder otherwise establishes an exemption.

Information reporting and, depending on the circumstances, backup withholding will apply to the proceeds of a sale of our common stock within the United States or conducted through certain U.S.-related financial intermediaries, unless a holder certifies under penalties of perjury that it is a non-U.S. person (and the payor does not have actual knowledge or reason to know that such holder is a “United States person” as defined under the Code), or such holder otherwise establishes an exemption.

Backup withholding is not an additional tax. Any amounts withheld under the backup withholding rules may be allowed as a refund or a credit against a non-U.S. holder’s U.S. federal income tax liability, provided that the required information is timely furnished to the IRS.

Non-U.S. holders should consult their own advisors regarding the application of the information reporting and backup withholding rules to them.

UNDERWRITING

Under the terms and subject to the conditions contained in an underwriting agreement dated the date of this prospectus supplement, the underwriters named below have severally agreed to purchase and we have agreed to sell to them, severally, the number of shares indicated below:

Name	Number of Shares
Morgan Stanley & Co. Incorporated
Goldman, Sachs & Co.
Wells Fargo Securities, LLC

Total

The underwriters are offering the shares of common stock subject to their acceptance of the shares from us and subject to prior sale. The underwriting agreement provides that the obligations of the several underwriters to pay for and accept delivery of the shares of common stock offered by this prospectus supplement are subject to the approval of certain legal matters by their counsel and to certain other conditions. The underwriters are obligated to take and pay for all of the shares of common stock offered by this prospectus supplement if any such shares are taken. However, the underwriters are not required to take or pay for the shares covered by the underwriters’ option described below.

The underwriters initially propose to offer part of the shares of common stock directly to the public at the public offering price listed on the cover page of this prospectus supplement and part to certain dealers at a price that represents a concession not in excess of $             a share under the public offering price. Any underwriter may allow, and such dealers may reallow, a concession not in excess of $             a share to other underwriters or to certain dealers. After the initial offering of the shares of common stock, the offering price and other selling terms may from time to time be varied by the underwriters.

We have granted to the underwriters an option, exercisable for 30 days from the date of this prospectus supplement, to purchase up to an aggregate of an additional $15 million in shares of common stock at the public offering price set forth on the cover page of this prospectus supplement, less underwriting discounts and commissions. To the extent the option is exercised, each underwriter will become obligated, subject to certain conditions, to purchase about the same percentage of the additional shares of common stock as the number listed next to the underwriter’s name in the preceding table bears to the total number of shares of common stock listed next to the names of all underwriters in the preceding table. If the underwriters’ option is exercised in full, the total price to the public would be $            , the total underwriters’ discounts and commissions would be $             and the total proceeds to us would be $            .

The underwriters have informed us that they do not intend sales to discretionary accounts to exceed five percent of the total number of shares of common stock offered by them.

We and certain of our executive officers have agreed during the period beginning on the date hereof and continuing until the date 90 days after the date of this prospectus supplement, and subject to limited exceptions, not to offer, sell, contract to sell or otherwise dispose of any shares of common stock, any securities substantially similar to the common stock or any securities convertible into or exchangeable or exercisable for common stock or substantially similar securities, without the prior written consent of Goldman, Sachs & Co. and Morgan Stanley & Co. Incorporated.

In order to facilitate the offering of the common stock, the underwriters may engage in transactions that stabilize, maintain or otherwise affect the price of the common stock. Specifically, the underwriters may sell more shares than they are obligated to purchase under the underwriting agreement, creating a short position. A short sale is covered if the short position is no greater than the number of shares available for purchase by the underwriters under the underwriters’ option. The underwriters can close out a covered short sale by exercising the underwriters’ option or purchasing shares in the open market. In determining the source of shares to close out a covered short sale, the underwriters will consider, among other things, the open market price of shares compared to the price available under the underwriters’ option. The underwriters may also sell shares in excess of the underwriters’ option, creating a naked short position. The underwriters must close out any naked short position by purchasing shares in the open market. A naked short position is more likely to be created if the underwriters are concerned that there may be downward pressure on the price of the common stock in the open market after pricing that could adversely affect investors who purchase in the offering. In addition, to stabilize the price of the common stock, the underwriters may bid for, and purchase, shares of common stock in the open market. Finally, the underwriting syndicate may reclaim selling concessions allowed to an underwriter or a dealer for distributing the common stock in the offering, if the syndicate repurchases previously distributed common stock to cover syndicate short positions or to stabilize the price of the common stock. These activities may raise or maintain the market price of the common stock above independent market levels or prevent or retard a decline in the market price of the common stock. The underwriters are not required to engage in these activities, and may end any of these activities at any time.

Our shares of common stock are listed on the New York Stock Exchange under the symbol “SKS.”

We and the underwriters have agreed to indemnify each other against certain liabilities, including liabilities under the Securities Act.

Certain of the underwriters and their respective affiliates have, from time to time, performed, and may in the future perform, various financial advisory and investment banking services for the company, for which they received or will receive customary fees and expenses.

Conflicts of Interest

As described under “Use of Proceeds,” if we use all or a portion of the net proceeds from this offering to repay outstanding borrowings under our revolving credit facility, Wells Fargo Securities, LLC would receive 32.5 percent of the amounts so repaid as a lender under such facility, which amount would represent more than five percent of the net proceeds of this offering. In that event, Wells Fargo Securities, LLC may be deemed to have a “conflict of interest” with us under NASD Rule 2720 of the Financial Industry Regulatory Authority, Inc.

Selling Restrictions

In relation to each Member State of the European Economic Area which has implemented the Prospectus Directive (each, a Relevant Member State), each underwriter has represented and agreed that with effect from and including the date on which the Prospectus Directive is implemented in that Relevant Member State (the Relevant Implementation Date) it has not made and will not make an offer of shares to the public in that Relevant Member State prior to the publication of a prospectus in relation to the shares which has been approved by the competent authority in that Relevant Member State or, where appropriate, approved in another Relevant Member State and notified to the competent authority in that Relevant Member State, all in accordance with the Prospectus Directive, except that it may, with effect from and including the Relevant Implementation Date, make an offer of shares to the public in that Relevant Member State at any time:

(a) to legal entities which are authorized or regulated to operate in the financial markets or, if not so authorized or regulated, whose corporate purpose is solely to invest in securities;

(b) to any legal entity which has two or more of (1) an average of at least 250 employees during the last financial year; (2) a total balance sheet of more than €43,000,000 and (3) an annual net turnover of more than €50,000,000, as shown in its last annual or consolidated accounts;

(c) to fewer than 100 natural or legal persons (other than qualified investors as defined in the Prospectus Directive) subject to obtaining the prior consent of the representatives for any such offer; or

(d) in any other circumstances which do not require the publication by the Issuer of a prospectus pursuant to Article 3 of the Prospectus Directive.

For the purposes of this provision, the expression an “offer of shares to the public” in relation to any shares in any Relevant Member State means the communication in any form and by any means of sufficient information on the terms of the offer and the shares to be offered so as to enable an investor to decide to purchase or subscribe the shares, as the same may be varied in that Relevant Member State by any measure implementing the Prospectus Directive in that Relevant Member State and the expression Prospectus Directive means Directive 2003/71/EC and includes any relevant implementing measure in each Relevant Member State.

Each underwriter has represented and agreed that:

(a) it has only communicated or caused to be communicated and will only communicate or cause to be communicated an invitation or inducement to engage in investment activity (within the meaning of Section 21 of the FSMA) received by it in connection with the issuance or sale of the shares in circumstances in which Section 21(1) of the FSMA does not apply to us; and

(b) it has complied and will comply with all applicable provisions of the FSMA with respect to anything done by it in relation to the shares in, from or otherwise involving the United Kingdom.

The shares may not be offered or sold by means of any document other than (i) in circumstances which do not constitute an offer to the public within the meaning of the Companies Ordinance (Cap.32, Laws of Hong Kong), or (ii) to “professional investors” within the meaning of the Securities and Futures Ordinance (Cap.571, Laws of Hong Kong) and any rules made thereunder, or (iii) in other circumstances which do not result in the document being a “prospectus” within the meaning of the Companies Ordinance (Cap.32, Laws of Hong Kong), and no advertisement, invitation or document relating to the shares may be issued or may be in the possession of any person for the purpose of issue (in each case whether in Hong Kong or elsewhere), which is directed at, or the contents of which are likely to be accessed or read by, the public in Hong Kong (except if permitted to do so under the laws of Hong Kong) other than with respect to shares which are or are intended to be disposed of only to persons outside Hong Kong or only to “professional investors” within the meaning of the Securities and Futures Ordinance (Cap. 571, Laws of Hong Kong) and any rules made thereunder.

This prospectus has not been registered as a prospectus with the Monetary Authority of Singapore. Accordingly, this prospectus and any other document or material in connection with the offer or sale, or invitation for subscription or purchase, of the shares may not be circulated or distributed, nor may the shares be offered or sold, or be made the subject of an invitation for subscription or purchase, whether directly or indirectly, to persons in Singapore other than (i) to an institutional investor under Section 274 of the Securities and Futures Act, Chapter 289 of Singapore (the “SFA”), (ii) to a relevant person, or any person pursuant to Section 275(1A), and in accordance with the conditions, specified in Section 275 of the SFA or (iii) otherwise pursuant to, and in accordance with the conditions of, any other applicable provision of the SFA.

Where the shares are subscribed or purchased under Section 275 by a relevant person which is: (a) a corporation (which is not an accredited investor) the sole business of which is to hold investments and the entire share capital of which is owned by one or more individuals, each of whom is an accredited investor; or (b) a trust (where the trustee is not an accredited investor) whose sole purpose is to hold investments and each beneficiary is an accredited investor, shares, debentures and units of shares and debentures of that corporation or the beneficiaries’ rights and interest in that trust shall not be transferable for 6 months after that corporation or that trust has acquired the shares under Section 275 except: (1) to an institutional investor under Section 274 of the SFA or to a relevant person, or any person pursuant to Section 275(1A), and in accordance with the conditions, specified in Section 275 of the SFA; (2) where no consideration is given for the transfer; or (3) by operation of law.

The securities have not been and will not be registered under the Financial Instruments and Exchange Law of Japan (the Financial Instruments and Exchange Law) and each underwriter has agreed that it will not offer or sell any securities, directly or indirectly, in Japan or to, or for the benefit of, any resident of Japan (which term as used herein means any person resident in Japan, including any corporation or other entity organized under the laws of Japan), or to others for re-offering or resale, directly or indirectly, in Japan or to a resident of Japan, except pursuant to an exemption from the registration requirements of, and otherwise in compliance with, the Financial Instruments and Exchange Law and any other applicable laws, regulations and ministerial guidelines of Japan.

LEGAL MATTERS

Certain legal matters in connection with this offering will be passed upon by Baker, Donelson, Bearman, Caldwell & Berkowitz, PC, Nashville, Tennessee. The underwriters have been represented by Davis Polk  & Wardwell LLP.

EXPERTS

The financial statements and financial statement schedule incorporated in this document by reference to Saks Incorporated’s Current Report on Form 8-K dated July 30, 2009 and management’s assessment of the effectiveness of internal control over financial reporting (which is included in Management’s Report on Internal Control over Financial Reporting) incorporated in this document by reference to the Annual Report on Form 10-K of Saks Incorporated for the year ended January 31, 2009 have been so incorporated in reliance on the report of PricewaterhouseCoopers LLP, an independent registered public accounting firm, given on the authority of said firm as experts in auditing and accounting.

PROSPECTUS

$400,000,000

Saks Incorporated

Common Stock

Preferred Stock

Warrants

Debt Securities

Guarantees of Debt Securities

We may offer and sell from time to time, in one or more series:

•	our common stock, par value $0.10 per share;

•	our preferred stock, par value $1.00 per share;

•	warrants; and

•	debt securities.

One or more of our direct and indirect subsidiaries may guarantee our debt securities. Our debt securities may consist of debentures, notes, or other types of debt. The debt securities, preferred stock and warrants may be convertible, exercisable or exchangeable for common or preferred stock or other securities of ours. We will determine when we sell securities, the amounts and types of securities we will sell and the prices and other terms on which we will sell them. The aggregate offering price of the securities that we may issue under this prospectus will not exceed $400,000,000.

We may sell securities, on a continuous or delayed basis, to or through underwriters, dealers or agents or directly to purchasers. If any agents or underwriters are involved in the sale of any of these securities, the applicable prospectus supplement will provide their names and any applicable fees, commissions or discounts.

Each time we sell securities pursuant to this prospectus, we will provide a prospectus supplement and attach it to this prospectus. The prospectus supplements will contain more specific information about the offering and the securities being offered. The prospectus supplements may also add, update or change information contained in this prospectus. This prospectus may not be used to sell securities unless accompanied by a prospectus supplement describing the method and terms of the offering.

You should carefully read this prospectus and any accompanying prospectus supplement, together with the documents we incorporate by reference, before you invest in our common stock or debt securities.

Investing in our securities involves risks. You should carefully consider the risk factors referred to on page 1 of this prospectus, in any applicable prospectus supplement and the documents incorporated or deemed incorporated by reference in this prospectus before investing in our securities.

Our common stock is listed on the New York Stock Exchange under the symbol “SKS.”

Neither the Securities and Exchange Commission, which we refer to as the SEC, nor any state securities commission has approved or disapproved of these securities or determined that this prospectus is accurate or complete. Any representation to the contrary is a criminal offense.

The date of this prospectus is August 13, 2009.

ABOUT THIS PROSPECTUS

This prospectus is part of a registration statement on Form S-3 that we filed with the SEC utilizing a “shelf” registration process. Under this shelf registration process, we may from time to time offer and sell any combination of the securities described in this prospectus in one or more offerings up to a total offering price of $400,000,000. This prospectus provides you with a general description of the securities we may offer. Each time we sell securities using this prospectus, we will provide a prospectus supplement that will contain specific information about the terms of that offering. The prospectus supplement may also add to, update, supplement, change or clarify information contained in this prospectus. Any statement that we make in this prospectus will be modified or superseded by any inconsistent statement made by us in a prospectus supplement prepared by us. If the information in this prospectus is inconsistent with a prospectus supplement, you should rely on the information in the prospectus supplement.

The rules of the SEC allow us to incorporate by reference information into this prospectus. This means that important information is contained in other documents that are considered to be a part of this prospectus. Additionally, information that we file later with the SEC will automatically update and supersede this information. You should read this prospectus, any prospectus supplement and the information that is incorporated or deemed incorporated by reference in this prospectus. See “Incorporation by Reference.” The registration statement, including the exhibits and the documents incorporated or deemed incorporated in this prospectus can be read on the SEC website or at the SEC offices mentioned under the heading “Where You Can Find Additional Information.”

THIS PROSPECTUS MAY NOT BE USED TO SELL ANY SECURITIES UNLESS ACCOMPANIED BY A PROSPECTUS SUPPLEMENT.

We have not authorized anyone to give you any information or to make any representations other than those contained or incorporated by reference in this prospectus or any applicable prospectus supplements. If you are given any information or representation about these matters that is not contained or incorporated by reference in this prospectus or a prospectus supplement, you must not rely on that information. This prospectus and the accompanying prospectus supplement do not constitute an offer to sell anywhere or to anyone where or to whom we are not permitted to offer to sell securities under applicable law.

i

You should not assume that the information incorporated by reference or provided in this prospectus or any applicable prospectus supplement prepared by us is accurate as of any date other than the date on the front cover of those documents. Our business, financial condition, results of operations and prospects may have changed since that date.

This prospectus and the related prospectus supplements may include trademarks, service marks and trade names owned by us or other companies. All trademarks, service marks and trade names included in this prospectus are the property of their respective owners.

In this prospectus, “Saks,” “we,” “us” and “our” refer to Saks Incorporated and “our company” refers to the combined entities of Saks Incorporated and its subsidiaries, unless expressly stated or otherwise required by the context. Our fiscal year ends on the Saturday closest to January 31. In this prospectus, we refer to each fiscal year by reference to the calendar year to which such fiscal year primarily relates. For example, the fiscal year ended January 31, 2009 is referred to as “fiscal 2008.”

ii

RISK FACTORS

An investment in our securities involves risks. Before you make a decision to buy our securities, you should read and carefully consider the risks and uncertainties and the risk factors set forth in our Annual Report on Form 10-K for the year ended January 31, 2009 and our Quarterly Report on Form 10-Q for the quarter ended May 2, 2009, which are incorporated by reference in this prospectus, and in the documents and reports that we file with the SEC after the date of this prospectus that are incorporated by reference into this prospectus, as well as any risks described in any applicable prospectus supplement. Additional risks not currently known to us or that we currently deem immaterial may also have a material adverse effect on us.

CAUTIONARY STATEMENT REGARDING FORWARD-LOOKING STATEMENTS

This prospectus (including any prospectus supplement and the information incorporated or deemed incorporated by reference in this prospectus) contains “forward-looking statements” for purposes of the Securities Act of 1933, as amended, which we refer to as the Securities Act, and the Securities Exchange Act of 1934, as amended, which we refer to as the Exchange Act. Such forward-looking statements involve known and unknown risks (including, without limitation, those described above under “Risk Factors”), uncertainties and other factors that may cause our actual results, performance or achievements to be materially different from any future results, performance or achievements expressed or implied by such forward-looking statements. The words “believe,” “anticipate,” “estimate,” “project,” “intend,” “expect,” “may,” “will,” “plan,” “should,” “would,” “possible,” “attempts,” “seeks” and similar expressions are intended to identify these forward-looking statements. These forward-looking statements were based on various factors and were derived utilizing numerous assumptions and other important factors that could cause actual results to differ materially from those in the forward-looking statements. Assumptions and other important factors that could cause our actual results to differ materially from those in the forward-looking statements include, but are not limited to:

•	the level of consumer spending for luxury apparel and other merchandise carried by us and our ability to respond quickly to consumer trends;

•	macroeconomic conditions and their effect on consumer spending;

•	our ability to secure adequate financing;

•	adequate and stable sources of merchandise;

•	the competitive pricing environment within the retail sector;

•	the effectiveness of planned advertising, marketing, and promotional campaigns;

•	favorable customer response to relationship marketing efforts of proprietary credit card loyalty programs;

•	appropriate inventory management;

•	effective expense control;

•	successful operation of our proprietary credit card strategic alliance with HSBC Bank Nevada, N.A.;

•	geo-political risks;

•	the performance of the financial markets;

•	changes in interest rates;

•	fluctuations in foreign currency; and

•	other factors referenced in this prospectus, as well as the information incorporated herein by reference.

Other factors and assumptions not identified above also were involved in the derivation of the forward-looking statements, and the failure of such other assumptions to be realized as well as other factors may also cause actual results to differ materially from those projected.

All written or oral forward-looking statements attributable to us are expressly qualified in their entirety by the foregoing cautionary statement. You are cautioned not to rely on the forward-looking statements, which speak only as of the date made. Although we believe that the expectations reflected in any of our forward-looking statements are reasonable, actual results could differ materially from those projected or assumed. Our future financial condition and results of operations, as well as any forward-looking statements, are subject to change and to inherent known and unknown risks and uncertainties. We assume no obligation to update or to publicly announce the results of any revisions to any of the forward-looking statements to reflect actual results, future events or developments, changes in assumptions or changes in other factors affecting the forward-looking statements.

SAKS INCORPORATED

We currently operate 53 Saks Fifth Avenue stores, 54 Saks Fifth Avenue OFF 5TH stores, which we refer to as OFF 5TH, and Saks Direct (e-commerce and catalog operations), collectively referred to as the Saks Fifth Avenue businesses. Previously, we also operated traditional department store businesses, known as Saks Department Store Group, which consisted of Bergner’s, Boston Store, Carson Pirie Scott, Herberger’s, McRae’s, Parisian, Proffitt’s and Younkers. Our department store businesses were sold to Belk and Bon-Ton in 2005 and 2006 so that we could focus exclusively on the operations of the underperforming, higher-growth potential of the Saks Fifth Avenue businesses. We discontinued the operations of our Club Libby Lu business in January 2009.

We offer a wide assortment of distinctive luxury fashion apparel, shoes, accessories, jewelry, cosmetics and gifts. Saks Fifth Avenue stores are principally free-standing stores in exclusive shopping destinations or anchor stores in upscale regional malls. Customers may also purchase Saks Fifth Avenue products by catalog or online at www.saks.com. OFF 5TH is intended to be the premier luxury off-price retailer in the United States. OFF 5TH stores are primarily located in upscale mixed-use and off-price centers and offer luxury apparel, shoes and accessories, targeting the value-conscious customer.

Merchandising, sales promotion and store operating support functions for the Saks Fifth Avenue businesses reside in New York, New York. The back office sales support functions for our company, such as accounting, credit card administration, store planning and information technology, principally are located in our operations center in Jackson, Mississippi or in the Saks Fifth Avenue corporate offices in New York City.

Among other things, our company is widely known for our:

•	exceptional, world-renowned Saks Fifth Avenue brand;

•	strong vendor relationships with leading American and European fashion houses;

•	loyal customer base of 800,000 active proprietary credit accounts;

•	3.9 million square feet of valuable, unencumbered real estate, including our 646,000 square foot flagship Manhattan store; and

•	talented, experienced and innovative management team.

Our common stock is listed on the New York Stock Exchange under the symbol “SKS.”

We are incorporated under the laws of the State of Tennessee and are headquartered in New York, New York. Our telephone number is (212) 940-5305 and our website address is www.saksincorporated com. The information contained in our website is not a part of this prospectus.

USE OF PROCEEDS

Unless otherwise indicated in an applicable prospectus supplement, we intend to use the net proceeds from the sale of the securities offered by us for general corporate purposes, which may include, among other things, capital expenditures, investments, and the repayment, redemption or refinancing of all or a portion of any indebtedness or other securities outstanding at a particular time. We may provide additional information on the use of the net proceeds from the sale of securities in an applicable prospectus supplement.

RATIOS OF EARNINGS TO FIXED CHARGES AND

RATIOS OF EARNINGS TO COMBINED FIXED CHARGES AND PREFERRED STOCK DIVIDENDS

Our ratio of earnings to fixed charges for the three months ended May 2, 2009 and each of the fiscal years ended January 31, 2009, February 2, 2008, February 3, 2007, January 28, 2006 and January 29, 2005 are as follows:

Three Months Ended May 2, 2009	Fiscal Year Ended
	January 31, 2009		February 2, 2008	February 3, 2007		January 28, 2006		January 29, 2005
(1)		(1)	1.85x		(1)		(1)		(1)

(1)	For the three month period ended May 2, 2009, earnings were insufficient to cover fixed charges by $7.8 million. For the years ended January 31, 2009, February 3, 2007, January 28, 2006 and January 29, 2005, earnings were insufficient to cover fixed charges by $175.2 million, $44.9 million, $227.4 million and $153.5 million, respectively.

For the purpose of computing this ratio, earnings represent the sum of pre-tax income (loss) from continuing operations, fixed charges and amortization of capitalized interest less capitalized interest. Fixed charges represent interest costs, amortization of debt expense and discount on indebtedness and an estimate of the implied interest component of rent expense.

For the periods indicated above, we had no outstanding shares of preferred stock. Therefore, the ratios of earnings to combined fixed charges and preferred stock dividends are identical to the ratios presented above for all such periods.

DIVIDEND POLICY

We did not declare any dividends to common shareholders in either fiscal 2008 or fiscal 2007. Future dividends, if any, will be determined by our board of directors in light of circumstances then existing, including our earnings, our financial requirements and general business conditions. We do not anticipate declaring dividends in the foreseeable future.

DESCRIPTION OF CAPITAL STOCK

Overview

The authorized capital stock of Saks consists of 500,000,000 shares of common stock, $0.10 par value, of which 144,525,562 shares were issued and outstanding on July 23, 2009, and 10,000,000 shares of preferred stock, $1.00 par value, of which no shares are issued and outstanding. As of July 23, 2009, there were approximately 2,342 holders of record of our common stock.

The following summary of our common stock and preferred stock is not complete and may not contain all of the information you should consider. This description is subject to and qualified in its entirety by provisions of our Amended and Restated Charter, as amended, which we refer to as the Charter, and our Amended and Restated Bylaws, as amended, which we refer to as the Bylaws, each of which is incorporated by reference into this prospectus, and by applicable provisions of Tennessee law.

Description of Common Stock

Holders of our common stock are entitled to one vote per share on all matters submitted to a vote of shareholders and may not cumulate votes for the election of directors. Accordingly, holders of a majority of the shares of our common stock entitled to vote in any election of directors may elect all of the directors standing for election. Holders of our common stock are entitled to receive ratably such dividends, if any, as may be declared by our board of directors out of funds legally available therefor, subject to any preferential dividend rights of our outstanding preferred stock, if any. Upon the liquidation, dissolution or winding up of Saks, the holders of our common stock are entitled to receive ratably the net assets available after payment of all debts and other liabilities and subject to the prior rights of our outstanding preferred stock. Holders of our common stock have no preemptive, subscription, redemption or conversion rights. All outstanding shares of our common stock are duly authorized, validly issued, fully paid and nonassessable. The rights, preferences and privileges of holders of our common stock are subject to, and may be adversely affected by, the rights of the holders of any series of our preferred stock, should any be issued in the future.

Our common stock is listed on the New York Stock Exchange under the symbol “SKS.”

Description of Preferred Stock

Our board of directors has the authority to issue preferred stock in one or more series and to fix the designations, powers, preferences and rights of the shares of each series, including dividend rates, conversion rights, voting rights, terms of redemption and liquidation preferences and the number of shares constituting each such series, without any further vote or action by our shareholders.

As of July 23, 2009, 2,500,000 shares of the preferred stock were designated as Series C Junior preferred stock to be issued under certain circumstances involving a potential change in control. See “—Rights Agreement.” Each share of the Series C preferred stock, if issued, would bear a dividend rate of 100 times the aggregate amount per share of any dividend declared on our common stock. Each share of Series C preferred stock would entitle the holder to 100 votes on all matters submitted to a vote of our shareholders. Such shares provide for a liquidation preference of the greater of $100 per share or an aggregate amount per share equal to 100 times the aggregate amount to be distributed per share to holders of our common stock. No shares of Series C preferred stock have been issued.

Prior to the issuance of a new series of preferred stock, we will amend our amended and restated charter, designating the stock of that series and the terms of that series. We will describe the terms of the preferred stock in the prospectus supplement for such offering and will file a copy of the charter amendment establishing the terms of the preferred stock with the SEC. To the extent required, this description will include:

•	the designation and stated value;

•	the number of shares offered and the purchase price;

•	the amounts payable in the event of voluntary or involuntary liquidation, dissolution or winding up;

•	the dividend rate(s), period(s) and/or payment date(s), or method(s) of calculation for such dividends;

•	whether dividends will be cumulative or non-cumulative and, if cumulative, the date(s) from which dividends will accumulate;

•	the procedures for any auction and remarketing, if any;

•	the provisions for a sinking fund or analogous fund, if any;

•	the provisions for redemption, if applicable;

•	any listing of the preferred stock on any securities exchange or market;

•

whether the preferred stock will be convertible into our common stock, and, if convertible, the conversion price(s), any adjustment thereof and any other terms and conditions upon which such conversion shall be made and conversion period;

•	whether the preferred stock will be exchangeable into debt securities, and, if applicable, the exchange price (or how it will be calculated) and exchange period;

•	voting rights, if any, of the preferred stock;

•	a discussion of any material and/or special U.S. federal income tax considerations applicable to the preferred stock;

•	the relative ranking and preferences of the preferred stock as to dividend rights and rights upon liquidation, dissolution or winding up of the affairs of Saks; and

•

any material limitations on issuance of any series of preferred stock ranking senior to or on a parity with the series of preferred stock as to dividend rights and rights upon liquidation, dissolution or winding up of Saks.

The preferred stock offered by this prospectus, when issued, will not have, or be subject to, any preemptive or similar rights.

Certain Charter and Bylaw Provisions

Our Charter contains several provisions that may make more difficult the acquisition of control of us by means of a tender offer, open market purchase, proxy fight or otherwise. Our Bylaws also contain provisions that could have an antitakeover effect.

Classified Board of Directors. The Charter and Bylaws provide for our board of directors to be divided into three classes of directors serving staggered three-year terms.

The classified board provision could have the effect of making the removal of incumbent directors more time-consuming and difficult, and, therefore discouraging a third party from making a tender offer or otherwise attempting to obtain control of us.

Number of Directors; Removal; Filling Vacancies. The Charter and Bylaws provide that our board of directors shall number up to 18 and the actual number shall be fixed from time to time by the consent of our board of directors. Our board of directors has authority to appoint directors to fill vacancies created by the expansion of the board of directors. Accordingly, a majority of the members of the board could prevent a shareholder from obtaining representation on the board by enlarging the board, up to 18 members, and filling the new directorships with its own nominees.

Moreover, the Charter and Bylaws provide that directors may be removed by shareholders only for cause as that term is defined in the Tennessee General Corporation Act. This provision, when coupled with the provisions of the Charter and the Bylaws authorizing our board of directors to fill vacant directorships only by a vote of a majority of the directors then in office, will preclude shareholders from removing directors without cause and filling the vacancies created by such removal with their own nominees without the affirmative vote of a majority of the members of our board of directors.

Preferred Stock. As described above, our board of directors is authorized to provide for the issuance of shares of preferred stock in one or more series, and to fix by amendment to the Charter, as provided by Tennessee law, the terms and conditions of each such series. We believe that the availability of the preferred stock issuable in series will provide it with increased flexibility in structuring possible future financings and acquisitions and in meeting other corporate needs which might arise. Although our board of directors has no present intention of doing so, it could issue a series of preferred stock that could, depending on its terms, either impede or facilitate the completion of a merger, tender offer or other takeover attempt.

Repurchases from Interested Shareholders. Our Charter requires the affirmative vote or consent of the holders or not less than a majority of our “non-interested outstanding shares” (generally defined as shares of our common stock owned by persons other than an “interested shareholder”) to approve any direct or indirect purchase by us of any shares of our common stock at a purchase price known by us to be above its “fair market value” on the date on which any such purchase by us occurs or is to occur from a person who is known by us to be an “interested shareholder.” An “interested shareholder” generally is a person who at the time of purchase by us or within two years immediately prior to that purchase, is or was the beneficial owner, directly or indirectly, of more than 5% of our outstanding common stock.

Fair Price Provision. Our Charter provides that, in addition to any affirmative vote required by law or other provisions of our Charter, the affirmative vote of the holders of at least 80% of our outstanding shares is required for the approval or authorization of certain business combination transactions with an interested shareholder or an affiliate of the interested shareholder (generally a person who is, or within the last two years, has been the beneficial owner of more than 10% of our then outstanding common stock). The 80% voting requirement, however, is not applicable if the proposed transaction is approved by a majority vote of the directors who are unaffiliated with the interested shareholder and were members of the Board of Directors prior to the time that the interested shareholder became an interested shareholder or if the transaction meets certain specified minimum price and procedural requirements. In that event, then the requirements of Tennessee law would apply, which generally would require a majority vote of the shareholders. Our Charter provides that a vote of the holders of 80% of our outstanding shares would be required in order to amend, alter or repeal, or adopt any provisions inconsistent with, these “fair price” provisions.

Certain Charter Amendments. The affirmative vote of at least 80% of the voting power of the shares of our then outstanding voting stock is required to amend certain provisions in our Charter, including those prohibiting shareholder action on written consent and restricting bylaw amendments, as well as amendments to portions of our bylaws relating to action taken at annual and special shareholder meetings. Although our charter states that the affirmative vote of at least 80% of the voting power of the shares of our then outstanding voting stock is required to amend or repeal, or adopt any provisions inconsistent with the section of the Charter that establishes our classified board, we believe that 80% vote requirement is invalid under T.C.A. § 48-17-208 in that the requirement was not originally adopted by the 80% vote required by that statute and that, therefore, an amendment to that section would require only that the votes in favor of such an amendment exceed the votes cast against such an amendment.

Rights Agreement

On November 25, 2008, our board of directors declared a distribution on each share of our common stock of one right to purchase from us one one-hundredth (1/100) of a share of Series C preferred stock at a price of $50 per one one-hundredth (1/100) of a share. See “—Description of Preferred Stock.” Such rights will attach to shares of our common stock issued subsequent to the date hereof and prior to the earlier of the distribution date (as defined in the rights agreement) and the redemption or expiration of the rights. Initially, such rights will not be exercisable, but will become exercisable upon the acquisition by any person of, or the announcement of the intention of any person to commence a tender or exchange offer upon the successful consummation of which such person would be the beneficial owner of, 20% or more of the shares of our common stock then outstanding, without the prior approval of our board of directors. The rights are generally designed to protect our shareholders from coercive or otherwise unfair takeover tactics.

Transfer Agent and Registrar

The Transfer Agent and Registrar for the common stock is The Bank of New York. The transfer agent and registrar for any series of preferred stock will be set forth in each applicable prospectus supplement.

DESCRIPTION OF WARRANTS

The following summary of the terms of our warrants describes general terms that apply to the warrants. The particular terms of any warrants will be described more specifically in the prospectus supplement relating to such warrants.

We may issue warrants to purchase common stock, preferred stock, debt securities, rights or other securities of Saks or any other entity or any combination of the foregoing. We may issue warrants independently or together with other securities. Warrants sold with other securities may be attached to or separate from the other securities. We will issue warrants under one or more warrant agreements between us and a warrant agent that we will name in the prospectus supplement.

The prospectus supplement relating to any warrants we are offering will include specific terms relating to the offering. We will file the form of any warrant agreement with the SEC, and you should read the warrant agreement for provisions that may be important to you. The prospectus supplement will include some or all of the following terms:

•	the title of the warrants;

•	the aggregate number of warrants offered;

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the designation, number and terms of the common stock, preferred stock, debt securities, rights or other securities purchasable upon exercise of the warrants, and procedures that will result in the adjustment of those numbers;

•	the exercise price of the warrants;

•	the dates or periods during which the warrants are exercisable;

•	the designation and terms of any securities with which the warrants are issued;

•	if the warrants are issued as a unit with another security, the date, if any, on and after which the warrants and the other security will be separately transferable;

•	if the exercise price is not payable in U.S. dollars, the foreign currency, currency unit or composite currency in which the exercise price is denominated;

•	any minimum or maximum amount of warrants that may be exercised at any one time;

•	any terms, procedures and limitations relating to the transferability, exchange or exercise of the warrants; and

•	any other terms of the warrants.

Transfer Agent and Registrar

The Transfer Agent and Registrar for any warrant will be set forth in the applicable prospectus supplement.

DESCRIPTION OF DEBT SECURITIES AND GUARANTEES

The following summary of the terms of our debt securities describes general terms that apply to the debt securities. The particular terms of any debt securities will be described more specifically in the prospectus supplement relating to such debt securities. The debt securities will be issued under an indenture to be entered into between us and the trustee identified in the applicable prospectus supplement. A form of the indenture has been filed as an exhibit to the registration statement of which this prospectus is part. The terms of the debt securities will include those stated in the indenture (including any supplemental indenture that specifies the terms of a particular series of debt securities) as well as those made part of the indenture by reference to the Trust Indenture Act of 1939, as in effect on the date of the indenture. The indenture will be subject to and governed by the terms of the Trust Indenture Act of 1939.

The debt securities may have the benefit of guarantees, which we refer to as a guarantee, by one or more of our subsidiaries that are guarantors under our amended and restated credit agreement dated November 26, 2003 (as it may be amended, restated, supplemented, renewed, replaced by the existing lenders or by successors or otherwise refinanced or modified from time to time), which we refer to as our credit facility. Such subsidiaries may include Club Libby Lu, Inc. (formerly McRae’s Store Services, Inc.), Jackson Leasing, LLC, Jackson Office Properties, Inc. (formerly NorthPark Fixtures, Inc.), Merchandise Credit, LLC, New York City Saks, LLC, Saks & Company, Saks Direct, Inc., Saks Fifth Avenue Distribution Company, Saks Fifth Avenue, Inc., Saks Fifth Avenue of Texas, Inc., Saks Fifth Avenue Texas LLC, Saks Holdings, Inc., SCCA, LLC, SCCA Store Holdings, Inc., SCIL, LLC, SCIL Store Holdings, Inc., SFAILA, LLC, and TEX SFA, Inc. We refer to our subsidiaries that provide a guarantee as a guarantor. If a guarantor issues guarantees, the guarantees will be the general, unsecured obligations of the respective guarantors. Unless otherwise expressly stated or the context otherwise requires, as used in this section, the term “guaranteed debt securities” means debt securities that, as described in the prospectus supplement relating thereto, are guaranteed by one or more guarantors pursuant to the applicable indenture.

Unless otherwise specified in the applicable prospectus supplement, the debt securities will represent general, unsecured obligations of Saks and will rank equally with all of our other unsecured indebtedness.

You should read the particular terms of the debt securities, which will be described in more detail in the prospectus supplement.

The following summary of our debt securities is not complete and may not contain all of the information you should consider. This description is subject to and qualified in its entirety by reference to the indenture and the form of certificates evidencing the debt securities.

General

We may issue the debt securities in one or more series with the same or various maturities, at par, at a premium, or at a discount. We will describe the particular terms of each series of debt securities in a prospectus supplement relating to that series, which we will file with the SEC. The prospectus supplement will set forth, to the extent required, the following terms of the debt securities in respect of which the prospectus supplement is delivered:

•	the title of the series;

•	the aggregate principal amount;

•	the issue price or prices, expressed as a percentage of the aggregate principal amount of the debt securities;

•	any limit on the aggregate principal amount;

•	the date or dates on which principal is payable;

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the interest rate or rates (which may be fixed or variable) or, if applicable, the method used to determine such rate or rates; the date or dates from which interest, if any, will be payable and any regular record date for the interest payable;

•	the place or places where principal and, if applicable, premium and interest, is payable;

•	the terms and conditions upon which we may, or the holders may require us to, redeem or repurchase the debt securities;

•	the denominations in which such debt securities may be issuable, if other than denominations of $1,000 or any integral multiple of that number;

•	whether the debt securities are to be issuable in the form of certificated debt securities (as described below) or global debt securities (as described below);

•	the portion of principal amount that will be payable upon declaration of acceleration of the maturity date if other than the principal amount of the debt securities;

•	the currency of denomination;

•	the designation of the currency, currencies or currency units in which payment of principal and, if applicable, premium and interest, will be made;

•

if payments of principal and, if applicable, premium or interest, on the debt securities are to be made in one or more currencies or currency units other than the currency of denomination, the manner in which the exchange rate with respect to such payments will be determined;

•

if amounts of principal and, if applicable, premium and interest may be determined by reference to an index based on a currency or currencies or by reference to a commodity, commodity index, stock exchange index or financial index, then the manner in which such amounts will be determined;

•	the provisions, if any, relating to any collateral provided for such debt securities;

•	the provisions, if any, with respect to amortization;

•	any addition to or change in the covenants and/or the acceleration provisions described in this prospectus or in the indenture;

•	any events of default, if not otherwise described below under “—Events of Default”;

•	the terms and conditions, if any, for conversion into or exchange for shares of common stock or preferred stock;

•	any terms and conditions restricting the declaration of dividends or requiring the maintenance of any asset ratio or the creation or maintenance of reserves;

•	any provisions restricting the incurrence of additional debt or the issuance of additional securities;

•	any depositaries, interest rate calculation agents, exchange rate calculation agents or other agents;

•	the terms and conditions, if any, upon which the debt securities shall be subordinated in right of payment to our other indebtedness;

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whether the debt security will be guaranteed by any guarantors and, if so, the identity of the guarantors and, to the extent the terms thereof differ from those described in this prospectus, a description of the terms of the guarantees;

•	whether the debt security will be defeasible;

•	the priority and kind of any lien securing the securities and a brief identification of the principal properties subject to such lien; and

•	any other terms of the debt securities.

We may issue discount debt securities that provide for an amount less than the stated principal amount to be due and payable upon acceleration of the maturity of such debt securities in accordance with the terms of the indenture. We may also issue debt securities in bearer form, with or without coupons. If we issue discount debt securities or debt securities in bearer form, we will describe material U.S. federal income tax considerations and other material special considerations which apply to these debt securities in the applicable prospectus supplement.

We may issue debt securities denominated in or payable in a foreign currency or currencies or a foreign currency unit or units. If we do, we will describe the restrictions, elections, and general tax considerations relating to the debt securities and the foreign currency or currencies or foreign currency unit or units in the applicable prospectus supplement.

Exchange and/or Conversion Rights

We may issue debt securities which can be exchanged for or converted into shares of common stock or preferred stock. If we do, we will describe the terms of exchange or conversion in the prospectus supplement relating to these debt securities.

Guarantees

The debt securities of any series may be guaranteed by one or more of our subsidiaries that are guarantors under our credit facility. However, the indenture will not require that any of our subsidiaries be a guarantor of any series of debt securities and will permit the guarantors for any series of guaranteed debt securities to be different from any of the subsidiaries listed above. As a result, a series of debt securities may not have any guarantors and the guarantors of any series of guaranteed debt securities may differ from the guarantors of any other series of guaranteed debt securities. If the Company issues a series of guaranteed debt securities, the identity of the specific guarantors of the debt securities of that series will be identified in the applicable prospectus supplement.

If we issue a series of guaranteed debt securities, we will describe the particular terms of the guarantees of each such series in a prospectus supplement relating to that series, which we will file with the SEC. Unless otherwise provided in the prospectus supplement relating to a series of guaranteed debt securities, each guarantor of the debt securities of such series will irrevocably and unconditionally guarantee the due and punctual payment of the principal of, and premium, if any, and interest, if any, on each debt security of such series, all in accordance with the terms of such debt securities and the applicable indenture.

Form of Security

We may issue debt securities that will be represented by either:

•	“book-entry securities,” which means that there will be one or more global securities registered in the name of a depositary or a nominee of a depositary; or

•	“certificated securities,” which means that they will be represented by a certificate issued in definitive registered form.

We will specify in the prospectus supplement applicable to a particular offering whether the debt securities offered will be book-entry or certificated securities.

Certificated Debt Securities

If you hold certificated debt securities, you may transfer or exchange such debt securities at the trustee’s office or at the paying agent’s office or agency in accordance with the terms of the indenture. You will not be charged a service charge for any transfer or exchange of certificated debt securities but may be required to pay an amount sufficient to cover any tax or other governmental charge payable in connection with such transfer or exchange.

You may effect the transfer of certificated debt securities and of the right to receive the principal of, premium, and/or interest, if any, on the certificated debt securities only by surrendering the certificate representing the certificated debt securities and having us or the trustee issue a new certificate to the new holder.

Global Securities

If we decide to issue debt securities in the form of one or more global securities, then we will register the global securities in the name of the depositary for the global securities or the nominee of the depositary, and the global securities will be delivered by the trustee to the depositary for credit to the accounts of the holders of beneficial interests in the debt securities.

The prospectus supplement will describe the specific terms of the depositary arrangement for debt securities of a series that are issued in global form. None of our company, the trustee, any payment agent or the security registrar will have any responsibility or liability for any aspect of the records relating to or payments made on account of beneficial ownership interests in a global debt security or for maintaining, supervising or reviewing any records relating to these beneficial ownership interests.

No Protection in the Event of Change of Control

The indenture does not have any covenants or other provisions providing for a put or increased interest or otherwise that would afford holders of debt securities additional protection in the event of a recapitalization transaction, a change of control of Saks, or a highly leveraged transaction. If we offer any covenants or provisions of this type with respect to any debt securities covered by this prospectus, we will describe them in the applicable prospectus supplement.

Covenants

Unless otherwise indicated in this prospectus or a prospectus supplement, the debt securities will not have the benefit of any covenants that limit or restrict our business or operations, the pledging of our assets or the incurrence by us of indebtedness. We will describe in the applicable prospectus supplement any material covenants in respect of a series of debt securities.

Consolidation, Merger and Sale of Assets

The form of indenture contemplates that, if we were to issue debt securities pursuant to the indenture, we would agree that we would not (1) consolidate with or merge into any other person or sell, transfer or lease all or substantially all of the consolidated assets of us and our subsidiaries, taken as a whole, to any other person in any one transaction or series of related transactions, or (2) permit any person to consolidate with or merge into us, unless:

•

if we are not the surviving person, then the surviving person formed by such consolidation or into which we are merged or the person to which our properties and assets are so transferred shall be a corporation organized and existing under the laws of the United States of America, any State thereof or the District of Columbia; provided that the surviving person shall execute and deliver to the trustee a supplemental indenture expressly assuming the payment when due of the principal of and interest on the notes and the performance of each of our other covenants under the indenture; and

•	immediately after giving effect to such transaction, no default or event of default has occurred and is continuing under the indenture.

Upon any such consolidation, merger or transfer, the surviving person (if not us) shall succeed to, and be substituted for, and may exercise every right and power of ours, and we shall be discharged from our obligations under the notes and the indenture except in the case of any such lease.

Events of Default

Unless otherwise specified in the applicable prospectus supplement, the following events will be events of default under the indenture with respect to each series of debt securities:

•	default for 30 days in payment of any interest due and payable on the debt securities of that series;

•	default in payment of principal of the debt securities of that series and accrued and unpaid interest at maturity when the same becomes due and payable;

•

default in our performance of any other covenants or agreements in respect of the debt securities of that series contained in the indenture or the debt securities of that series for 60 days after written notice to us by the trustee or to us and the trustee by the holders of at least 25% in aggregate principal amount of the debt securities of that series then outstanding; and

•	certain events of bankruptcy, insolvency and reorganization of us or our “material subsidiaries” (as defined in the indenture).

The indenture provides that, while the trustee generally must mail notice of a default or event of default to the registered holders of the debt securities of the relevant series within 90 days of occurrence, the trustee may withhold notice of any default or event of default (except in payment on the debt securities) if the trustee in good faith determines that the withholding of such notice is in the interest of the registered holders of that series of debt securities.

The indenture provides that if an event of default occurs and is continuing with respect to the debt securities of a series, either the trustee or the registered holders of at least 25% in aggregate principal amount of the debt securities of that series may declare the principal amount plus accrued and unpaid interest, if any, on the debt securities of that series to be due and payable immediately. If an event of default relating to certain events of bankruptcy, insolvency or reorganization occurs, the principal amount plus accrued and unpaid interest, if any, on the debt securities of the relevant series will become immediately due and payable without any action on the part of the trustee or any holder. At any time after a declaration of acceleration, but before a judgment or decree for payment of money has been obtained, if all events of default with respect to the debt securities of the relevant series have been cured (other than the nonpayment of principal of the debt securities of such series which has become due solely by reason of the declaration of acceleration), then the registered holders of a majority in aggregate principal amount of debt securities of that series may rescind the declaration of acceleration.

In addition, if the acceleration occurs at any time when we have outstanding indebtedness which is senior to the debt securities, the payment of the principal amount of outstanding debt securities may be subordinated in right of payment to the prior payment of any amounts due under the senior indebtedness, in which case the holders of debt securities will be entitled to payment under the terms prescribed in the instruments evidencing the senior indebtedness and the indenture.

The holders of a majority in principal amount of the outstanding debt securities of a series generally may waive any existing or past default or event of default of the indenture or the debt securities of that series. However, those holders may not waive any default or event of default regarding any payment on any note or compliance with a provision that cannot be amended or supplemented without the consent of each holder affected as described below.

A holder of debt securities of a series may pursue any remedy under the indenture only if:

•	the holder gives the trustee written notice of a continuing event of default for the debt securities of that series;

•	the holders of at least 25% in principal amount of the outstanding debt securities of that series make a written request to the trustee to pursue the remedy;

•	the holder offers to the trustee indemnity satisfactory to the trustee;

•	the trustee fails to act for a period of 60 days after receipt of notice and offer of indemnity; and

•	during that 60-day period, the holders of a majority in principal amount of the debt securities of that series do not give the trustee a direction inconsistent with the request.

These provisions, however, do not affect the right of a holder of debt securities of a series to sue for enforcement of payment of the principal of or interest on the holder’s debt securities on or after the respective due dates expressed in its debt securities.

We will periodically deliver certificates to the trustee regarding our compliance with our obligations under the indenture.

Modification and Waiver

From time to time, we and the trustee may, without the consent of holders of the debt securities of one or more series, amend or supplement the indenture or the debt securities of one or more series, or waive compliance in a particular instance by us with any provision of the indenture or the debt securities:

•	to cure any ambiguity, omission, defect or inconsistency that does not adversely affect holders of debt securities of the relevant series;

•	to provide for the assumption of our obligations under the indenture by a successor upon any merger, consolidation or asset transfer permitted under the indenture;

•	to provide any security for or provide or modify any guarantees of the notes so long as such modification is otherwise permitted under the indenture;

•	to comply with any requirement in connection with the deemed qualification of the indenture under the Trust Indenture Act of 1939;

•	to add covenants that would benefit the holders of debt securities of the relevant series or to surrender any rights we have under the indenture;

•	to add events of default with respect to the debt securities of the relevant series;

•	to add circumstances under which we will pay additional interest on the debt securities of the relevant series;

•	to make any change that does not adversely affect the rights of any holder of outstanding debt securities of the relevant series;

•	to conform the provisions of the indenture to the “Description of Debt Securities and Guarantees” section in this prospectus and any applicable prospectus supplement;

•	to provide for the issuance of and establish the form and terms and conditions of debt securities of any series as permitted by the indenture; or

•

to evidence and provide for the acceptance of appointment under the indenture by a successor trustee with respect to the debt securities of one or more series and to add to or change any of the provisions of the indenture necessary to provide for or facilitate the administration of the trusts under the indenture by more than one trustee.

From time to time we and the trustee may, with the consent of holders of at least a majority in principal amount of an outstanding series of debt securities, amend or supplement the indenture or the debt securities series, or waive compliance in a particular instance by us with any provision of the indenture or the debt securities. We may not, however, without the consent of each holder affected by such action, modify or supplement the indenture or the debt securities or waive compliance with any provision of the indenture or the debt securities in order to:

•

make any change in the percentage of principal amount of debt securities of that series whose holders must consent to an amendment, supplement or waiver or to make any change in this provision for modification;

•	reduce any rate of interest or change the time for payment of interest on the debt securities of that series;

•	reduce the principal amount of the debt securities of that series or change their final stated maturity;

•	make payments on the notes payable in currency other than as originally stated in the debt securities of that series;

•	impair the holder’s right to institute suit for the enforcement of any payment on the debt securities; or

•	waive a continuing default or event of default regarding any payment on the debt securities of that series.

Discharge

We may satisfy and discharge our obligations under one or more series of debt securities and the indenture by delivering, if applicable, to the security registrar for cancellation all outstanding debt securities of that series or by depositing with the trustee or delivering to the holders, as applicable, after the debt securities of that series have become due and payable, whether at the stated maturity, or, if applicable, upon conversion or otherwise, cash, shares of our common stock or preferred stock, or a combination thereof (solely to satisfy outstanding conversions, if applicable), sufficient to pay all of the outstanding debt securities of that series and all other sums payable under the indenture by us. Such discharge is subject to terms contained in the indenture.

Regarding the Trustee

We will identify the trustee with respect to any series of debt securities in the prospectus supplement relating to the applicable debt securities. If the trustee becomes one of our creditors, it will be subject to limitations in the indenture on its rights to obtain payment of claims or to realize on some property received for any such claim, as security or otherwise. The trustee is permitted to engage in other transactions with us. If, however, it acquires any conflicting interest, it must eliminate that conflict or resign.

The holders of a majority in principal amount of the then outstanding debt securities of any series may direct the time, method and place of conducting any proceeding for exercising any remedy available to the trustee.

If an event of default occurs and is continuing, the trustee will be required to use the degree of care and skill of a prudent man in the conduct of his own affairs. The trustee will become obligated to exercise any of its powers under the indenture at the request of any of the holders of debt securities only after those holders have offered the trustee indemnity satisfactory to it.

Governing Law

The indenture and the debt securities will be governed by and construed in accordance with the laws of the State of New York without regard to conflicts of laws.

PLAN OF DISTRIBUTION

We may sell the securities covered by this prospectus in any of the following ways (or in any combination): (1) to or through underwriters or dealers; (2) directly to one or more purchasers; (3) through agents; or (4) to investors directly in negotiated transactions or in competitively bid transactions.

We may distribute the securities from time to time in one or more transactions: (1) at a fixed price or prices, which may be changed from time to time; (2) at market prices prevailing at the time of sale; (3) at prices related to the prevailing market prices; or (4) at negotiated prices.

Each time we offer and sell securities covered by this prospectus, we will provide a prospectus supplement or supplements that will describe the method of distribution and set forth the terms and conditions of the offering, including:

•	the name or names of any underwriters, dealers or agents and the amounts of securities underwritten or purchased by each of them;

•	the offering price of the securities and the proceeds to us;

•	any options under which underwriters may purchase additional securities from us;

•	any underwriting discounts or commissions or agency fees and other items constituting underwriters’ or agents’ compensation;

•	any discounts, commissions or concessions allowed or reallowed or paid to dealers; and

•	any securities exchange or market on which the securities may be listed or traded.

Any public offering price and any discounts or concessions allowed or reallowed or paid to dealers may be changed from time to time. We may determine the price or other terms of the securities offered under this prospectus by use of an electronic auction. We will describe how any auction will determine the price or any other terms, how potential investors may participate in the auction and the nature of the obligations of the underwriter, dealer or agent in the applicable prospectus supplement.

Underwriters, dealers or any other third parties described above may offer and sell the offered securities from time to time in one or more transactions, including negotiated transactions, at a fixed public offering price or at varying prices determined at the time of sale. If underwriters or dealers are used in the sale of any securities, the securities will be acquired by the underwriters or dealers for their own account and may be resold from time to time in one or more transactions described above. The securities may be either offered to the public through underwriting syndicates represented by managing underwriters, or directly by underwriters or dealers. Generally, the underwriters’ or dealers’ obligations to purchase the securities will be subject to certain conditions precedent. The underwriters or dealers will be obligated to purchase all of the securities if they purchase any of the securities, unless otherwise specified in the prospectus supplement. We may use underwriters with whom we have a material relationship. We will describe the nature of any such relationship in the prospectus supplement, naming the underwriter.

We may sell the securities through agents from time to time. The prospectus supplement will name any agent involved in the offer or sale of the securities and any commissions we pay to such agent. Generally, any agent will be acting on a best efforts basis for the period of its appointment. We may engage in at the market offerings into an existing trading market in accordance with Rule 415(a)(4) under the Securities Act. We may authorize underwriters, dealers or agents to solicit offers by certain purchasers to purchase the securities from us at the public offering price set forth in the prospectus supplement pursuant to delayed delivery contracts providing for payment and delivery on a specified date in the future. These contracts will be subject only to those conditions set forth in the prospectus supplement, and the prospectus supplement will set forth any commissions to be paid for solicitation of these contracts.

Each underwriter, dealer and agent participating in the distribution of any offered securities that are issuable in bearer form will agree that it will not offer, sell, resell or deliver, directly or indirectly, offered securities in bearer form in the United States or to United States persons except as otherwise permitted by Treasury Regulations Section 1.163-5(c)(2)(i)(D).

Offered securities may also be offered and sold, if so indicated in the applicable prospectus supplement, in connection with a remarketing upon their purchase, in accordance with a redemption or repayment pursuant to their terms, or otherwise, by one or more marketing firms, acting as principals for their own accounts or as agents for us. Any remarketing firm will be identified and the terms of its agreements, if any, with us and its compensation will be described in the applicable prospectus supplement.

Agents, dealers and underwriters may be entitled to indemnification by us against certain civil liabilities, including liabilities under the Securities Act, or to contribution with respect to payments which the agents, dealers or underwriters may be required to make in respect thereof. Agents, dealers and underwriters may be customers of, engage in transactions with, or perform services for us in the ordinary course of business.

We may enter into derivative or other hedging transactions involving the securities with third parties, or sell securities not covered by the prospectus to third parties in privately negotiated transactions. If we so indicate in the applicable prospectus supplement, in connection with those derivative transactions, the third parties may sell securities covered by this prospectus and the applicable prospectus supplement, including in short sale transactions, or may lend securities in order to facilitate short sale transactions by others. If so, such third party may use securities pledged by us or borrowed from us or others to settle those sales or to close out any related open borrowings of securities, and may use securities received from us in settlement of those derivative or hedging transactions to close out any related open borrowings of securities. The third party in such sale transactions will be an underwriter and will be identified in the applicable prospectus supplement (or a post-effective amendment to the registration statement of which this prospectus is a part).

We may effect sales of securities in connection with forward sale, option or other types of agreements with third parties. Any distribution of securities pursuant to any forward sale agreement may be effected from time to time in one or more transactions that may take place through a stock exchange, including block trades or ordinary broker’s transactions, or through broker-dealers acting either as principal or agent, or through privately negotiated transactions, or through an underwritten public offering, or through a combination of any such methods of sale, at market prices prevailing at the time of sale, at prices relating to such prevailing market prices or at negotiated or fixed prices.

We may loan or pledge securities to third parties that in turn may sell the securities using this prospectus and the applicable prospectus supplement or, if we default in the case of a pledge, may offer and sell the securities from time to time using this prospectus and the applicable prospectus supplement. Such third parties may transfer their short positions to investors in our securities or in connection with a concurrent offering of other securities offered by this prospectus and the applicable prospectus supplement or otherwise.

Any underwriter may engage in any option to purchase additional securities, stabilizing transactions, short covering transactions and penalty bids in accordance with Regulation M under the Exchange Act. The option to purchase additional securities involves sales in excess of the offering size, which create a short position. This short sales position may involve either “covered” short sales or “naked” short sales. Covered short sales are short sales made in an amount not greater than the underwriters’ option to purchase additional securities option to purchase additional shares in the offering described above. The underwriters may close out any covered short position either by exercising their option to purchase additional securities or by purchasing securities in the open market. To determine how they will close the covered short position, the underwriters will consider, among other things, the price of shares available for purchase in the open market, as compared to the price at which they may purchase shares through the option to purchase additional securities. Naked short sales are short sales in excess of the option to purchase additional securities. The underwriters must close out any naked short position by purchasing securities in the open market. A naked short position is more likely to be created if the underwriters are concerned that, in the open market after pricing, there may be downward pressure on the price of the securities that could adversely affect investors who purchase securities in this offering. Stabilizing transactions permit bids to purchase the underlying security for the purpose of fixing the price of the security so long as the stabilizing bids do not exceed a specified maximum. Penalty bids permit the underwriters to reclaim a selling concession from a dealer when the securities originally sold by the dealer are purchased in a covering transaction to cover short positions.

Similar to other purchase transactions, an underwriter’s purchase to cover syndicate short sales or to stabilize the market price of the securities may have the effect of raising or maintaining the market price of our securities or preventing or mitigating a decline in the market price of the securities. As a result, the price of the securities may be higher than the price that might otherwise exist in the open market. The imposition of a penalty bid might also have an effect on the price of the securities if it discourages resales of the securities.

In order to comply with the securities laws of certain states, if applicable, the securities must be sold in such jurisdictions only through registered or licensed brokers or dealers. In addition, in certain states the securities may not be sold unless they have been registered or qualified for sale in the applicable state or an exemption from the registration or qualification requirement is available and is complied with.

Rule 15c6-1 under the Exchange Act generally requires that trades in the secondary market settle in three business days, unless the parties to any such trade expressly agree otherwise. Your prospectus supplement may provide that the original issue date for your securities may be more than three scheduled business days after the trade date for your securities. Accordingly, in such a case, if you wish to trade securities on any date prior to the third business day before the original issue date for your securities, you will be required, by virtue of the fact that your securities initially are expected to settle in more than three scheduled business days after the trade date for your securities, to make alternative settlement arrangements to prevent a failed settlement.

We may, from time to time, offer the securities directly to the public, with or without the involvement of agents, underwriters or dealers, and may utilize the Internet or another electronic bidding or ordering system for the pricing and allocation of such securities. Such a system may allow bidders to directly participate, through electronic access to an auction site, by submitting conditional offers to buy that are subject to acceptance by us and which may directly affect the price or other terms at which such securities are sold.

The final offering price at which our securities would be sold and the allocation of securities among bidders, would be based in whole or in part on the results of the Internet bidding process or auction. Many variations of Internet auction or pricing and allocation systems are likely to be developed in the future, and we may utilize such systems in connection with the sale of securities. The specific rules of such an auction would be distributed to potential bidders in an applicable prospectus supplement. If an offering is made using such bidding or ordering system you should review the auction rules, as described in the prospectus supplement, for a more detailed description of such offering procedures.

In compliance with the guidelines of the Financial Industry Regulatory Authority, which we refer to as FINRA, the aggregate maximum discount, commission, agency fees, or other items constituting underwriting compensation to be received by any FINRA member or independent broker-dealer will not exceed 8% of any offering pursuant to this prospectus and any applicable prospectus supplement; however, we anticipate that the maximum commission or discount to be received in any particular offering of securities will be significantly less than this amount.

If more than 10% of the net proceeds of any offering of securities made under this prospectus will be received by FINRA members participating in the offering or affiliates or associated persons of such FINRA members, the offering will be conducted in accordance with FINRA Rule 5110(h).

We and the underwriters make no representation or prediction as to the effect that the types of transactions described above may have on the price of the securities. If such transactions are commenced, they may be discontinued without notice at any time.

The specific terms of the lock-up provisions, if any, in respect of any given offering will be described in the applicable prospectus supplement.

There can be no assurance that we will sell all or any of the securities offered by this prospectus.

This prospectus may also be used in connection with any issuance of common stock or preferred stock upon exercise of a warrant if such issuance is not exempt from the registration requirements of the Securities Act.

This prospectus, the applicable prospectus supplement and any applicable pricing supplement in electronic format may be made available on the Internet sites of, or through other online services maintained by, us and/or one or more of the agents and/or dealers participating in an offering of securities, or by their affiliates. In those cases, prospective investors may be able to view offering terms online and, depending upon the particular agent or dealer, prospective investors may be allowed to place orders online.

In addition, we may issue the securities as a dividend or distribution or in a subscription rights offering to our existing security holders. In some cases, we or dealers acting with us or on our behalf may also purchase securities and reoffer them to the public by one or more of the methods described above. This prospectus may be used in connection with any offering of our securities through any of these methods or other methods described in the applicable prospectus supplement.

WHERE YOU CAN FIND MORE INFORMATION

We have filed with the SEC a registration statement on Form S-3 under the Securities Act with respect to the securities offered by this prospectus. This prospectus, filed as part of the registration statement, does not contain all the information set forth in the registration statement and its exhibits and schedules, portions of which have been omitted as permitted by the rules and regulations of the SEC. For further information about us, as well as our common stock, preferred stock, debt securities and guarantees thereof, we refer you to the registration statement and to its exhibits and schedules. With respect to statements in this prospectus about the contents of any contract, agreement or other document, in each instance, we refer you to the copy of such contract, agreement or document filed as an exhibit to the registration statement, and each such statement is qualified in all respects by reference to the document to which it refers. You should read those contracts, agreements or documents for information that may be important to you.

The public may read and copy any reports or other information that we file with the SEC. Such filings are available to the public over the Internet at the SEC’s website at www.sec.gov. The SEC’s website is included in this prospectus as an inactive textual reference only. You may also read and copy any document that we file with the SEC at its public reference room at 100 F Street, N.E., Washington, D.C. 20549. You may obtain information on the operation of the public reference room by calling the SEC at 1-800-SEC-0330.

Saks is subject to the informational requirements of the Exchange Act and is required to file reports, proxy statements and other information with the SEC. You can inspect and copy these reports, proxy statements and other information at the public reference facilities maintained by the SEC at the address noted above. You can obtain copies of this material from the Public Reference Room of the SEC as described above, or inspect them without charge at the SEC’s website. We also make available, free of charge, through the investor relations portion of our website our Annual Report on Form 10-K, Quarterly Reports on Form 10-Q, Current Reports on Form 8-K, Proxy Statement on Schedule 14A (and any amendments to those forms) as soon as reasonably practicable after they are filed with or furnished to the SEC. Our website address is www.saksincorporated.com. Please note that our website address is provided in this prospectus as an inactive textual reference only. The information found on or accessible through our website is not part of this prospectus or any prospectus supplement, and is therefore not incorporated by reference unless such information is otherwise specifically referenced elsewhere in this prospectus or the prospectus supplement.

INCORPORATION BY REFERENCE

The SEC allows us to incorporate by reference information into this prospectus. By incorporating by reference, we can disclose important information to you by referring you to another document we have filed separately with the SEC. The information incorporated by reference is considered to be a part of this prospectus, and information that we file later with the SEC will automatically update and supersede this information. This prospectus incorporates by reference the documents listed below that we have previously filed with the SEC. These documents contain important information about us. The following documents listed below that we have previously filed with the SEC (Commission File Number 1-13113) are incorporated by reference:

•

Our Annual Report on Form 10-K for the year ended January 31, 2009 and our Current Report on Form 8-K filed on July 30, 2009 (reflecting certain accounting adjustments with respect to certain financial and other information in the Form 10-K for the year ended January 31, 2009 to give effect to Saks’ adoption in February 2009 of the Financial Accounting Standards Board Staff Position Accounting Principles Board No. 14-1, “Accounting for Convertible Debt Instruments That May Be Settled in Cash upon Conversion (Including Partial Cash Settlement)”);

•	Our Quarterly Report on Form 10-Q for the quarter ended May 2, 2009;

•

Our Current Reports on Form 8-K filed on February 5, 2009, February 25, 2009, March 2, 2009, March 5, 2009, April 9, 2009, May 7, 2009, May 19, 2009, May 20, 2009, May 21, 2009, May 27, 2009, June 4, 2009, June 23, 2009, July 9, 2009 and July 30, 2009;

•

The description of the our common stock, par value $0.10 per share, contained in our Registration Statement on Form 8-A filed with the SEC on June 18, 1997, including any subsequent amendment or any report filed for the purpose of updating such description;

•

The description of our Series C Preferred Stock purchase rights contained in our registration statement on Form 8-A registering the rights under Section 12 of the Exchange Act, filed with the SEC on November 26, 2008, including any subsequent amendment or any report filed for the purpose of updating such description; and

•

All documents that we file with the SEC under Section 13(a), 13(c), 14 or 15(d) of the Exchange Act after the date of this prospectus and prior to termination of this offering will be incorporated by reference and be a part of this prospectus from their respective filing dates.

Any statement contained in a document incorporated by reference in this prospectus shall be deemed to be modified or superseded for purposes of this prospectus to the extent that a statement contained herein or in any other subsequently filed document that also is incorporated by reference in this prospectus modifies or supersedes such statement. Any statement so modified or superseded shall not be deemed, except as so modified or superseded, to constitute a part of this prospectus.

Notwithstanding the foregoing, we are not incorporating by reference information furnished under Items 2.02 and 7.01 of any Current Report on Form 8-K, including the related exhibits, nor in any document or information deemed to have been furnished and not filed in accordance with SEC rules.

You may request a copy of any or all of the documents referred to above that may have been or may be incorporated by reference into this prospectus (excluding certain exhibits to the documents) at no cost, by writing or telephoning:

Saks Incorporated

12 East 49th Street

New York, NY 10017

Telephone: (212) 940-5305

Facsimile: (212) 940-5253

Attention: Julia A. Bentley,

Senior Vice President of Investor Relations and Communications

LEGAL MATTERS

Unless we state otherwise in the applicable prospectus supplement, the validity of the securities being offered by this prospectus will be passed upon for us by Baker, Donelson, Bearman, Caldwell & Berkowitz, PC of Nashville, Tennessee. Any underwriters or agents will be represented by their own legal counsel, who will be identified in the applicable prospectus supplement.

EXPERTS

The financial statements and financial statement schedule incorporated in this prospectus by reference to Saks Incorporated’s Current Report on Form 8-K dated July 30, 2009 and management’s assessment of the effectiveness of internal control over financial reporting (which is included in Management’s Report on Internal Control over Financial Reporting) incorporated in this prospectus by reference to the Annual Report on Form 10-K of Saks Incorporated for the year ended January 31, 2009 have been so incorporated in reliance on the report of PricewaterhouseCoopers LLP, an independent registered public accounting firm, given on the authority of said firm as experts in auditing and accounting.

$100,000,000

SAKS INCORPORATED

Common Stock

September     , 2009